Exhibit 1.4

FORM OF

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

THIRD AMENDED AND RESTATED DEALER MANAGER AGREEMENT

                         , 2016

Inland Securities Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Ladies and Gentlemen:

Inland Residential Properties Trust, Inc., a Maryland corporation formed on December 19, 2013 (the “Company”), is offering upon the terms and conditions set forth in the Prospectus (as defined below) (i) on a “reasonable best efforts” basis up to $1 billion of shares of common stock in the primary offering (the “Primary Offering”), to the public, in any combination of Class A Shares ($25.00 per share), Class T Shares ($23.95 per share) and Class T-3 Shares ($24.14 per share) (individually the “Class A Shares,” the “Class T Shares” and the “Class T-3 Shares,” and collectively, the “Shares”); and (ii) up to $190 million in shares at a purchase price of $23.75 per Class A Share, $22.81 per Class T Share and $22.81 per Class T-3 Share, in any combination, for issuance through the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Offering”). Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as Appendix C-1A or Appendix C-1B, as applicable, to the Prospectus (as may be amended by the Company from time to time, the “Subscription Agreement”), and will, upon acceptance of the subscription by the Company, become a stockholder of the Company (individually a “Stockholder,” and collectively, the “Stockholders”). The Company reserves the right to reallocate the Shares offered between the DRP and the Primary Offering, and among classes of common stock. The Company and the Dealer Manager (as defined below) previously entered into a Dealer Manager Agreement dated February 17, 2015, as amended by the Amended and Restated Dealer Manager Agreement on June 1, 2015, the Second Amended and Restated Dealer Manager Agreement on September 8, 2015 and the First Amendment to Second Amended and Restated Dealer Manager Agreement on November 7, 2016 (collectively, the “Initial Dealer Manager Agreement”). The Initial Dealer Manager Agreement is hereby further amended by this Third Amended and Restated Dealer Manager Agreement (this “Agreement”), effective as of [●], 2016, to reflect the Company’s offering of a new share class, Class T-3 Shares, among other changes. The Dealer Manager has entered into Soliciting Dealer Agreements substantially in the form attached to the Initial Dealer Manager Agreement and it is anticipated that the Dealer Manager will enter into additional Soliciting Dealer Agreements with other securities dealers that the Dealer Manager may retain (individually a “Soliciting Dealer,” and collectively, the “Soliciting Dealers”). Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus.

Upon the terms and conditions contained in this Agreement, the Company hereby appoints Inland Securities Corporation, a Delaware corporation, to act as the exclusive dealer manager (the “Dealer Manager”) for the Offering and the Dealer Manager hereby accepts the engagement.

In consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties agree as follows:

1.	Representations and Warranties of the Company. The Company hereby represents, warrants and agrees as follows:

(a)	Registration Statement and Prospectus. A registration statement (File No. 333-199129) on Form S-11 with respect to an offering of the Company’s Shares with an aggregate offering price of up to $1 billion (not including Shares that may be issued in the DRP) has been prepared and filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The registration statement, which includes a prospectus, became effective on February 17, 2015. Copies of the registration statement and prospectus contained therein as declared effective by the Commission and as amended or modified from time to time thereafter by any amendments (as to the registration statement) and supplements (as to the prospectus) are respectively referred to herein as the “Registration Statement” and the “Prospectus,” except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus first filed pursuant to Rule 424(b).

(b)	No Stop Order. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted, are pending before, or, to the Company’s knowledge, are threatened by the Commission.

(c)	Compliance with the Securities Act. Until and including the Termination Date (as defined in Section 3(c) hereof):

(i)	the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements that are required to be stated therein by the Securities Act and the Rules and Regulations and will comply in all material respects with the Securities Act and the Rules and Regulations; and

(ii)	neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	No Subsequent Material Events. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, there has not been and will not be any material adverse change in the financial position or results of operations of the Company, and the Company has not and will not have:

(i)	incurred any material liabilities or obligations; or

(ii)	entered into any material transaction not in the ordinary course of business.

(e)	Status. The Company is a corporation duly formed and validly existing under the General Corporation Law of the State of Maryland and is in good standing with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. Inland Residential Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), is a limited partnership duly formed and validly existing under the Delaware Revised Uniform Limited Partnership Act and is in good standing with all requisite power and authority to carry out its business.

(f)	Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights and remedies generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by applicable law or public policy.

(g)

Non-contravention. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not result in a breach of any of the terms and provisions of, or constitute a default under: (1) the Company’s or any of its subsidiaries charter, bylaws or other organizational documents, as the case may be; (ii) any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or any of their respective properties is bound; (iii) any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company, any subsidiary or any of their respective properties, except for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Company MAE (as defined below); and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this

Agreement or for the consummation of the transactions contemplated herein except as have been obtained under the Securities Act, from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or as may be required under the applicable “blue sky” or other state securities laws in connection with the offer and sale of the Shares or under the laws of states in which the Company or any of its subsidiaries may own real properties in connection with its qualification to transact business in those states or as may be required by subsequent events which may occur.

As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business, affairs or prospects of the Company and its subsidiaries considered as a whole, or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Shares.

(h)	Pending Actions. There are no actions, suits or proceedings against, or investigations of, the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal:

(i)	challenging the validity of this Agreement;

(ii)	seeking to prevent the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement;

(iii)	that would reasonably be expected to materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or the Shares;

(iv)	that would reasonably be expected to result in a Company MAE, or

(v)	seeking to affect adversely the federal income tax attributes of the Shares except as described in the Prospectus.

The Company shall provide prompt notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the date of the Agreement.

(i)	Escrow Agreement. The Company and the Dealer Manager have entered into an escrow agreement with UMB Bank, N.A. (the “Escrow Agent”), dated February 17, 2015 (as filed with the Commission on February 18, 2015 as Exhibit 10.3 to Post-Effective Amendment No. 1 to the Registration Statement), as amended by Amendment to Escrow Agreement, dated February 17, 2016 (as filed with the Commission on February 18, 2016 as Exhibit 10.1 to the Company’s Current Report on Form 8-K) (as amended, the “Escrow Agreement”).

(j)	Sales Literature. The Company shall ensure that any supplemental sales literature or advertisement (including, without limitation, any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Approved Sales Literature”), to the extent required, is filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager shall be responsible for making any required filings with FINRA. Any and all Approved Sales Literature, when used in connection with the Prospectus, did not or will not at the time provided for use include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)	Authorization of Shares. The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform in all material aspects to the description thereof contained in the Prospectus.

(l)	Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Shares have been or will be paid when due.

(m)	Investment Company. The Company is not, and neither the offer or sale of the Shares nor any of the activities of the Company will cause the Company to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(n)	Tax Returns. The Company and each subsidiary has filed or will file all material federal, state and foreign income tax returns required to be filed by or on behalf of the Company and each subsidiary on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes, except those being contested in good faith, indicated by such tax returns and all assessments received by the Company or any subsidiary to the extent that such taxes or assessments have become due.

(o)	REIT Qualifications. The Company has made an election to be subject to tax as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ending December 31, 2015. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT. The Company’s current and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(p)	Independent Registered Public Accounting Firm. The accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations. These accountants have not been engaged by the Company to perform any “prohibited activities” as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(q)	Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and for the periods specified, and the results of their operations and cash flows for the periods specified. The financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or any Prospectus.

(r)	Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated hereby, there has not occurred a Company MAE, whether or not arising in the ordinary course of business.

(s)	Government Permits. The Company and its subsidiaries possess all certificates, authorities or permits (“Government Permits”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business contemplated or operated by them, other than those Government Permits the failure of which to possess or own would not have, individually or in the aggregate, a Company MAE. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Government Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.

(t)	Properties. Except as otherwise disclosed in the Prospectus and except as would not result in, individually or in the aggregate, a Company MAE:

(i)	all properties and assets described in the Prospectus are owned with good and marketable title by the Company or its subsidiaries; and

(ii)	all liens, charges, encumbrances, claims or restrictions on or affecting any of the properties and assets of the Company or its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein.

(u)	Hazardous Materials. The Company does not have any knowledge of:

(i)	the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous

Materials”) on any of the properties owned by it or its subsidiaries or subject to mortgage loans owned by the Company or any of its subsidiaries; or

(ii)	any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would result in, individually or in the aggregate, a Company MAE.

In connection with the properties owned by the Company or its subsidiaries or subject to mortgage loans owned by the Company or any of its subsidiaries, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale storage, handling, transport and disposal of any Hazardous Materials.

2.	Representations and Warranties of the Dealer Manager. The Dealer Manager hereby represents, warrants and agrees as follows:

(a)	Corporation Status. The Dealer Manager is a Delaware corporation duly formed and validly existing under the General Corporation Law of the State of Delaware (“Delaware Law”) with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)	Broker-Dealer. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement. Each employee and representative of the Dealer Manager have all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

(c)	Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Dealer Manager and constitutes the valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affects creditors’ rights or remedies generally or by equitable principles relating to the availability of remedies and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by applicable law or public policy.

(d)	Non-contravention. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not result in a breach of any of the terms and provisions of, or constitute a default under:

(i)	the Dealer Manager’s charter, bylaws or other organizational documents, as the case may be;

(ii)	any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Dealer Manager is a party or by which the Dealer Manager is bound;

(iii)	a rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Dealer Manager except for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Dealer Manager MAE (as defined below); and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein by the Dealer Manager except as have been obtained under the Securities Act, from FINRA or as may be required under the applicable “blue sky” or other state securities laws in connection with the offer and sale of the Shares or under the laws of states in which the Dealer Manager may be required to qualify to transact business.

As used in this Agreement, “Dealer Manager MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business, affairs or prospects of the Dealer Manager or (B) the ability of the Dealer Manager to perform its obligations under this Agreement or the validity or enforceability of this Agreement against the Dealer Manager.

3.	Offering and Sale of the Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints the Dealer Manager as its exclusive dealer manager to offer, and to cause Soliciting Dealers to offer, on a reasonable “best efforts” basis, the Shares on the terms and conditions set forth in the Prospectus and in the Subscription Agreement. The Dealer Manager hereby agrees to act as dealer manager until the Termination Date (the “Offering Period”). The number of Shares, if any, to be reserved for sale by each Soliciting Dealer shall be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company. In the absence of mutual agreement, the Company shall, subject to the provisions of Section 3(b) hereof, accept Subscription Agreements based upon a first come, first accepted reservation or other similar method. Nothing contained in this Section 3 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve the Dealer Manager or any Soliciting Dealer of the responsibility of complying with any rules promulgated by FINRA or, if applicable, the laws of any foreign jurisdiction.

(a)	Soliciting Dealers. The Shares shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, any other Soliciting Dealers, each of whom is a member of FINRA. The Dealer Manager shall execute an agreement with each new Soliciting Dealer substantially in the form of the Soliciting Dealer Agreement attached hereto as Exhibit A or as otherwise agreed to by the Dealer Manager and the Company before the applicable Soliciting Dealer shall offer or sell any Shares. The Dealer Manager has executed a Soliciting Dealer Agreement with each existing Soliciting Dealer substantially in the form attached to the Initial Dealer Manager Agreement and will execute an amendment to the Soliciting Dealer Agreement substantially in the form attached hereto as Exhibit B or as otherwise agreed to by the Dealer Manager and the Company.

(b)	Subscription Agreements and Subscriber Funds.

(i)	Prior to the time the Company has received subscriptions for the Primary Minimum with respect to the Primary Subscribers, the Pennsylvania Minimum with respect to the Pennsylvania Subscribers, the Ohio Minimum with respect to the Ohio Subscribers and the Washington Minimum with respect to the Washington Subscribers, respectively (each of which terms shall have the meaning ascribed to it in the Escrow Agreement):

(A)	Those persons desiring to purchase Shares shall be instructed by the Dealer Manager or the Soliciting Dealer to make their checks payable to “UMB Bank, Escrow Agent for Inland Residential Properties Trust, Inc.” or a recognizable contraction or abbreviation thereof.

(B)	If the Soliciting Dealer conducts its internal supervisory procedures at the location where Subscription Agreements and checks are initially received, the Soliciting Dealer shall conduct its suitability review of each transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to the Dealer Manager and forward the check to the Escrow Agent, by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and the check.

(C)

If the Soliciting Dealer’s internal supervisory procedures are performed at a different location (the “Final Review Office”), the Soliciting Dealer shall transmit each Subscription Agreement and check to the Final Review Office by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription

Agreement and check. The Final Review Office must, by the end of the next business day following its receipt of the Subscription Agreement and check, conduct its suitability review of the transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to the Dealer Manager and forward the check to the Escrow Agent.

(ii)	At and after the Company has received subscriptions for the Primary Minimum with respect to the Primary Subscribers, the Pennsylvania Minimum with respect to the Pennsylvania Subscribers, the Ohio Minimum with respect to the Ohio Subscribers and the Washington Minimum with respect to the Washington Subscribers, respectively:

(A)	Those persons desiring to purchase Shares shall be instructed by the Dealer Manager or the Soliciting Dealer to make their checks payable to “Inland Residential Properties Trust, Inc.”

(B)	If the Soliciting Dealer conducts its internal supervisory procedures at the location where Subscription Agreements and checks are initially received, the Soliciting Dealer shall conduct its suitability review of each transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to the Dealer Manager and forward the check to the Company, by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and the check.

(C)	If the internal supervisory procedures are performed at the Final Review Office, the Soliciting Dealer shall transmit each Subscription Agreement and check to the Final Review Office by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and check. The Final Review Office must, by the end of the next business day following its receipt of the Subscription Agreement and check, conduct its suitability review of the transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to the Dealer Manager and forward the check to the Company.

(D)	If the Dealer Manager or any Soliciting Dealer receives a check that is made payable to the Escrow Agent, the Dealer Manager shall deposit such check with the Escrow Agent for payment to the Company at its request.

(iii)	The Company reserves the unconditional right to reject any Subscription Agreement. The Company will promptly notify the Dealer Manager or the Soliciting Dealer, as appropriate, of any rejection, and the Dealer Manager shall direct the Escrow Agent to promptly return the check to the rejected subscriber.

(c)	Termination of the Offering. The Offering Period will terminate (the “Termination Date”) on the earliest to occur of the following:

(i)	the latter of (x) February 16, 2018, which is two years after the initial effective date of the Registration Statement, and (y) at the Company’s election, the date to which the Company is permitted to extend the Offering in accordance with the rules of the Commission;

(ii)	the acceptance by the Company of subscriptions for the amount offered in the Primary Offering, which for this section includes any DRP Shares reallocated to the Primary Offering;

(iii)	the termination of the Offering by the Company, which the Company shall have the right to terminate in its sole and absolute discretion at any time;

(iv)	the termination of the effectiveness of the Registration Statement; and

(v)	the liquidation or dissolution of the Company.

4.	Dealer Manager Compensation.

(a)	Fees.

(i)	Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 4, the Company shall pay the Dealer Manager selling commissions in an amount equal to six percent (6%) of the selling price of each Class A Share for which a sale is completed from the Class A Shares offered in the Primary Offering (“Class A Selling Commissions”), selling commissions in an amount equal to two percent (2%) of the selling price of each Class T Share for which a sale is completed from the Class T Shares offered in the Primary Offering (“Class T Selling Commissions”) and selling commissions in an amount equal to three percent (3%) of the selling price of each Class T-3 Share for which a sale is completed from the Class T-3 Shares offered in the Primary Offering (“Class T-3 Selling Commissions,” and collectively with the Class A Selling Commissions, including any discounted commissions, and the Class T Selling Commissions, the “Selling Commissions”). The Company will not pay Selling Commissions for sales of Shares sold pursuant to the DRP. The Company will pay reduced Class A Selling Commissions or may eliminate commissions on certain sales of Class A Shares, including the reduction or elimination of Selling Commissions in accordance with, and on the terms set forth in, the Prospectus. The Dealer Manager will re-allow all the Selling Commissions, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares.

(ii)

(A) Distribution and Stockholder Servicing Fee (Class T Shares). Subject to the limitations described herein, the Company will pay to the Dealer Manager a distribution and stockholder servicing fee in an annual amount equal to 1.0% of the offering price of the Class T Shares sold in the Primary Offering (or, if the Company has published a per share estimated value of the Class T Shares, the then current estimated value of the Class T Shares), which will accrue daily and be payable monthly in arrears. No selling commissions, dealer manager fees or distribution and stockholder servicing fees shall be paid to the Dealer Manager or any Soliciting Dealer with respect to sales pursuant to the DRP or Shares distributed by the Company as stock dividends, if any. The Dealer Manager may reallow the distribution and stockholder servicing fees to the Soliciting Dealer who sold the Class T Shares giving rise to the distribution and stockholder servicing fees to the extent the Soliciting Dealer Agreement with the applicable Soliciting Dealer provides for reallowance. Notwithstanding the foregoing, if the Dealer Manager is notified that the Soliciting Dealer who sold the Class T Shares is no longer the broker-dealer of record with respect to the Class T Shares, then the applicable Soliciting Dealer’s entitlement to the distribution and stockholder servicing fee relating to the Class T Shares shall cease, and the applicable Soliciting Dealer shall not receive the distribution and stockholder servicing fees for any portion of the month in which the Soliciting Dealer is not the broker-dealer of record on the last day of the month; provided, however, if the change in the broker-dealer of record with respect to the Class T Shares is made in connection with a change in the registration of record for the Class T Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Soliciting Dealer shall be entitled to a pro rata portion of the distribution and stockholder servicing fees related to the Class T Shares for the portion of the month for which the Soliciting Dealer was the broker-dealer of record. Thereafter, the distribution and stockholder servicing fees may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T Shares, if any, if the broker-dealer of record has entered into a Soliciting Dealer Agreement or similar agreement with the Dealer Manager that provides for reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Company will cease paying the distribution and stockholder servicing fee with respect to Class T Shares held in any particular account on the earliest to occur of the following: (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the Primary Offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the Primary Offering is equal to 10% of the gross proceeds of the Primary Offering; and (iv) the end of the month in which the underwriting compensation paid in the Primary Offering on the Class T Shares plus the distribution and stockholder servicing fee paid with respect to the Class T Shares held by a stockholder within his or her particular account equals 10% of the gross offering price of those Class T Shares.

(B) Distribution and Stockholder Servicing Fee (Class T-3 Shares). Subject to the limitations described herein, the Company will pay to the Dealer Manager a distribution and stockholder servicing fee in an annual amount equal to 1.0% of the offering price of the Class T-3 Shares sold in the Primary Offering (or, if the Company has published a per share estimated value of the Class T-3 Shares, the then current estimated value of the Class T-3 Shares), which will accrue daily and be payable monthly in arrears. No selling commissions, dealer manager fees or distribution and stockholder servicing fees shall be paid to the Dealer Manager or any Soliciting Dealer with respect to sales pursuant to the DRP or Shares distributed by the Company as stock dividends, if any. The Dealer Manager may reallow the distribution and stockholder servicing fees to the Soliciting Dealer who sold the Class T-3 Shares giving rise to the distribution and stockholder servicing fees to the extent the Soliciting Dealer Agreement with the applicable Soliciting Dealer provides for reallowance. Notwithstanding the foregoing, if the Dealer Manager is notified that the Soliciting Dealer who sold the Class T-3 Shares is no longer the broker-dealer of record with respect to the Class T-3 Shares, then the applicable Soliciting Dealer’s entitlement to the distribution and stockholder servicing fee relating to the Class T-3 Shares shall cease, and the applicable Soliciting Dealer shall not receive the distribution and stockholder servicing fees for any portion of the month in which the Soliciting Dealer is not the broker-dealer of record on the last day of the month; provided, however, if the change in the broker-dealer of record with respect to the Class T-3 Shares is made in connection with a change in the registration of record for the Class T-3 Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Soliciting Dealer shall be entitled to a pro rata portion of the distribution and stockholder servicing fees related to the Class T-3 Shares for the portion of the month for which the Soliciting Dealer was the broker-dealer of record. Thereafter, the distribution and stockholder servicing fees may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T-3 Shares, if any, if the broker-dealer of record has entered into a Soliciting Dealer Agreement or similar agreement with the Dealer Manager that provides for reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Company will cease paying the distribution and stockholder servicing fee with respect to Class T-3 Shares held in any particular account on the earliest to occur of the following: (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the Primary Offering plus the distribution and stockholder servicing fee paid on all Class T-3 Shares sold in the Primary Offering is equal to 10% of the gross proceeds of the Primary Offering; and (iv) the end of the month in which the underwriting compensation paid in the Primary Offering on the Class T-3 Shares plus the distribution and stockholder servicing fee paid with respect to the Class T-3 Shares held by a stockholder within his or her particular account equals 8.5% (or a lower limit, provided that, in the case of a lower limit, the agreement between the Dealer Manager and the Soliciting Dealer in effect at the time Class T-3 Shares were first issued to such account sets forth the lower limit and the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the gross offering price of those Class T-3 Shares.

(iii)	Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 4, as compensation for acting as the dealer manager, the Company will pay the Dealer Manager, a dealer manager fee in an amount equal to two and three-fourths percent (2.75%) of the selling price of each Class A Share for which a sale is completed from the Class A Shares offered in the Primary Offering (the “Class A Dealer Manager Fee”), two and three-fourths percent (2.75%) of the selling price of each Class T Share for which a sale is completed from the Class T Shares offered in the Primary Offering (the “Class T Dealer Manager Fee”) and two and one-half percent (2.5%) of the selling price of each Class T-3 Share for which a sale is completed from the Class T-3 Shares offered in the Primary Offering (the “Class T-3 Dealer Manager Fee,” and collectively with the Class A Dealer Manager Fee and the Class T Dealer Manager Fee, the “Dealer Manager Fee”). The Dealer Manager, in its sole discretion, may reallow a portion of this Dealer Manager Fee to participating Soliciting Dealers.

No Dealer Manager Fee will be paid in connection with Shares sold pursuant to the DRP.

(iv)	Except for the distribution and stockholder servicing fee, all fees payable to the Dealer Manager under this Section 4 shall be paid within ten (10) business days after the investor subscribing for the Share is admitted as a stockholder of the Company. The Dealer Manager acknowledges that no commissions, payments or amount will be paid to the Dealer Manager unless and until the gross proceeds of the Shares sold are disbursed to the Company in accordance with the terms of the Escrow Agreement.

(v)	In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Soliciting Dealers participating in the Offering, including, but not limited to, Selling Commissions, the Dealer Manager Fee and the distribution and stockholder servicing fees exceed ten percent (10%) of gross offering proceeds from the Primary Offering.

(vi)	Notwithstanding anything to the contrary contained herein, if the Company pays any fee to the Dealer Manager for sale by a Soliciting Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by the subscription, then the Company shall decrease the next payment of fees otherwise payable under this Agreement by an amount equal to the rate established in this Section 4(a), multiplied by the number of Shares as to which the subscription is rescinded. If no fees are due to the Dealer Manager after withdrawal occurs, then the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within a reasonable period of time not to exceed thirty (30) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

(b)	Volume Discounts.

(i)	Notwithstanding the provisions of Section 4(a) hereof, and subject to certain conditions and exceptions explained below, the Selling Commission to be paid by the Company shall be reduced for Class A Shares sold to an investor who makes an initial cash investment or, in the aggregate, combined additional investments of more than $500,000.00 through the same Soliciting Dealer. The per Class A Share discount will apply to the specific range of each Class A Share purchased in the total volume ranges set forth in the following schedule:

Amount of Investor’s Investment

		Purchase Price Per Class A Share in Volume Discount Range	Maximum Reallowable Commission Per Class A Share
From	To
$0	$500,000	$25.00	6%
$500,001	$1,000,000	$24.75	5%
$1,000,001	$2,000,000	$24.50	4%
$2,000,001	$3,000,000	$24.25	3%
$3,000,001	$4,000,000	$24.00	2%
$4,000,001	and over	$23.75	1%

As an example, a single purchaser who invests $1,250,000 in Class A Shares would receive 50,406.10 Class A Shares rather than 50,000 Class A

Shares. The discount would be calculated as follows: for the first $500,000 invested, the purchaser would acquire 20,000 Class A Shares at a cost of $25.00 per Class A Share (Class A Selling Commission of six percent (6%)); for the next $500,000 invested, the purchaser would acquire 20,202.02 Class A Shares at a cost of $24.75 per Class A Share (Class A Selling Commission of five percent (5%)); and for the last $250,000 invested, the purchaser would acquire 10,204.08 Class A Shares at a cost of $24.50 per Class A Share (Class A Selling Commission of four percent (4%)).

(ii)	To the extent reasonably practicable, the Dealer Manager or the Soliciting Dealer shall combine purchases for the purpose of qualifying an investor for, and crediting an investor or investors with, additional Class A Shares, provided that all combined purchases are made through the same Soliciting Dealer and approved by the Company. For these purposes, the Company will combine subscriptions made in the Offering with other subscriptions in the Offering by the same investor for the purpose of computing amounts invested. Purchases by individuals within a “primary household group” also will be combined and purchases by any investor may be combined with other purchases of Class A Shares to be held as a joint tenant or a tenant in common. For these purposes, a “primary household group” includes the investor and the investor’s spouse or “domestic or life partner.” For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests. Purchases by tax-exempt or non-tax-exempt entities may be combined with purchases by other tax-exempt entities for purposes of computing amounts invested if investment decisions are made by the same person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities who seek to combine purchases. The investor must mark the “Additional Investment” space in Section A of the Subscription Agreement and provide a Letter of Instruction to identify the accounts to be combined in order for purchases to be combined. The Company is not responsible for failing to combine purchases if the investor fails to mark the “Additional Investment” space and provide a Letter of Instruction.

(iii)

The Dealer Manager may, at its sole discretion, enter into an agreement with a Soliciting Dealer permitting the Soliciting Dealer to aggregate subscriptions of individuals and related accounts, or subscriptions received through an aggregating registered representative or investment adviser, as part of a combined order for the purpose of offering investors reduced aggregate Selling Commissions. The Soliciting Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus or this

Section 4. Qualifying purchasers or aggregating registered representatives or investment advisers must notify the Dealer Manager in writing of their eligibility for volume discounts or their intention of reaching the required eligibility over time prior to purchase. For aggregated subscriptions, any reduction in the Selling Commissions would be prorated among the separate subscribers.

(iv)	In the case of subsequent investments or combined investments, a volume discount shall be applicable only on the portion of the subsequent or combined investment that resulted in the investment exceeding the breakpoint. For example, a person investing $50,000 who previously invested $490,000 may combine these amounts to reach the $500,001 breakpoint entitling the person to a lower sales commission on $40,000 of the $50,000 investment. If Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Class A Shares to be credited to the investor as a result of the combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Class A Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of the submission; except however, the additional Class A Shares to be credited to any tax-exempt entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each tax-exempt entity and their combined purchases.

(v)	Notwithstanding the above, in no event shall any investor receive a discount greater than five percent (5%) on any purchase of Class A Shares if the investor owns, or may be deemed to own, any Class A Shares prior to the time of the purchase in question. This restriction limits the amount of the volume discount after the purchaser’s initial purchase and the amount of additional Class A Shares that may be credited to an investor as a result of combining purchases.

(c)	Right to Reject Orders or Cancel Sales

(i)	All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and the required payment for the Shares may be rejected. Issuance of the Shares will be made only after acceptance of the subscription from the Company and actual receipt by the Company of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. Notwithstanding anything to the contrary, no commissions, payments or amounts whatsoever will be paid to any Soliciting Dealer unless and until the Minimum Offering has been achieved.

(d)	Commissions after the Acceptance or Rejection of a Subscriber.

(i)	No commission shall be payable on any subscription rejected by the Company. The Company may reject a subscription for any reason or for no reason.

(ii)	No Selling Commission or Dealer Manager Fee shall be paid in connection with Shares issued by the Company as compensation for services performed or otherwise provided by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates, or the sale of Shares to the Dealer Manager or any of the Dealer Manager’s or the Company’s directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings).

(iii)	If the Company sells Class A Shares in the Primary Offering through an investment advisory representative who is affiliated with a participating Soliciting Dealer that is a party to a Soliciting Dealer Agreement with the Dealer Manager, the purchase price for the shares will be $23.50 per share, reflecting the fact that the Company will not pay Selling Commissions in connection with these sales.

(iv)	If the Company sells Class A Shares in the Primary Offering through an investment advisory representative who is not affiliated with a participating Soliciting Dealer that is a party to a Soliciting Dealer Agreement with the Dealer Manager, the purchase price for the shares will be $23.16 per share, reflecting the fact that the Company will not pay Selling Commissions and will pay a reduced Dealer Manager Fee of 1.375% of the price per share in connection with these sales.

(e)	No Commissions or Dealer Manager Fees in Respect of Certain Special Sales. The Company will not pay Selling Commissions or the Dealer Manager Fees in connection with certain Special Sales of Class A Shares. For purposes of this Section 4(e), “Special Sale” shall mean: (i) the sale of Class A Shares as compensation for services by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates and certain other related parties; (ii) the purchase of Class A Shares by each of the Dealer Manager or any of its or the Company’s directors, officers, employees or affiliates or the directors, officers and employees of its affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), for $22.81 per share; (iii) the purchase of common stock under the DRP; and (iv) the Class A Shares issued pursuant to the Company’s employee and director incentive restricted share plan.

(f)	Full Dealer Manager Fees in Respect of Certain Special Sales. The Company will not pay Selling Commissions, but will pay the full Dealer Manager Fee, in connection with certain Special Sales of Class A Shares. For purposes of this Section 4(f), “Special Sale” shall mean: (i) the purchase of Class A Shares by each Soliciting Dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase Class A Shares net of selling commissions for $23.50 per share; (ii) the sale of Class A Shares to the client of a registered investment advisor in which the registered investment advisor is affiliated with a participating Soliciting Dealer that is a party to a Soliciting Dealer Agreement with the Dealer Manager; and (iii) the sale of Class A Shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. In each of the three types of Special Sales specified above, the Company will pay the Dealer Manager Fee to the Dealer Manager, which may then reallow (pay) a portion of this Dealer Manager Fee to a participating Soliciting Dealer. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for the investment advisor to advise favorably for an investment in us.

(g)	Partial Dealer Manager Fees in Respect of Certain Special Sales. The Company will not pay Selling Commissions, but will pay a 1.375% dealer manager fee, to the Dealer Manager in connection with the special sales of Class A Shares to the client of a registered investment advisor in which the registered investment advisor who is not affiliated with a participating Soliciting Dealer that is a party to a Soliciting Dealer Agreement with the Dealer Manager. In the type of special sales specified in the preceding sentence, the Dealer Manager will not reallow any of the dealer manager fee.

(h)	Reasonable Bona Fide Due Diligence Expenses. In addition to any payments to the Dealer Manager pursuant to Section 4, the Company may reimburse the Dealer Manager or any Soliciting Dealer for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Soliciting Dealer to the extent permitted pursuant to the rules and regulations of FINRA. The reimbursable due diligence expenses include expenses for travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or Soliciting Dealers and their respective personnel when visiting the Company’s offices or properties to verify information relating to the Company and its properties. In no event may the Company reimburse if that would cause the aggregate of all of the Company’s expenses described in Section 4(i) and compensation paid to the Dealer Manager and any Soliciting Dealer pursuant to Section 4 to exceed fifteen percent (15%) of the gross proceeds from the sale of the Shares. Also, the Company shall only reimburse the Dealer Manager or any Soliciting Dealer for approved bona fide due diligence expenses to the extent the expenses have actually been incurred and are supported by detailed and itemized invoice(s) provided to the Company.

(i)	Company Expenses. Subject to the limitations described above, the Company shall pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with:

(i)	the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Soliciting Dealers (including costs of mailing and shipping);

(ii)	the preparation, issuance and delivery of certificates, if any, for the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares;

(iii)	all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors;

(iv)	the qualification of the Shares for offering and sale under state laws in the states that the Company shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys;

(v)	the filing fees in connection with filing for review by FINRA of all necessary documents and information relating to the Offering and the Shares;

(vi)	the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement;

(vii)	all costs and expenses incident to the travel and accommodation of the personnel of the Company or the Company’s business manager, Inland Residential Business Manager & Advisor, Inc. (the “Business Manager”), acting on behalf of the Company in making road show presentations and presentations to Soliciting Dealers and other broker-dealers and financial advisors with respect to the offering of the Shares; and

(viii)	the performance of the Company’s other obligations hereunder.

Notwithstanding the foregoing, the fees and expenses set forth in Section 4(i)(i)-(viii), collectively referred to herein as “Issuer Costs,” paid by the Company shall not exceed two percent (2.0%) of the gross proceeds of the Offering. Further, the Company shall not directly pay, or reimburse the Dealer Manager for, the costs and expenses described in this Section 4(i) if the payment or reimbursement would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2310, including the Company expenses paid or reimbursed pursuant to this Section 4(i), all items of underwriting compensation described in Section 4(a) and due diligence expenses described in Section 4(h), to exceed fifteen percent (15%) of the gross proceeds of the Primary Offering.

5.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

(a)	Registration Statement. The Company will use its commercially reasonable best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Dealer Manager shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which the Dealer Manager shall have reasonably objected or which is not, to the best of the Company’s knowledge, in compliance with the Securities Act and the Rules and Regulations. The Company will prepare and file with the Commission and will use its commercially reasonable best efforts to cause to become effective as promptly as possible:

(i)	any amendments to the Registration Statement or supplements to the Prospectus that may be required pursuant to the undertakings in the Registration Statement; and

(ii)	upon the Dealer Manager’s reasonable request, any amendment to the Registration Statement or supplement to the Prospectus that, in the opinion of the Dealer Manager or the Dealer Manager’s counsel, may be necessary or advisable.

(b)	Regulatory Orders/Requests. The Company shall advise the Dealer Manager of any request made by the Commission or any state securities administrator to amend the Registration Statement, supplement the Prospectus or for additional information or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose. The Company shall use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

(c)

Blue Sky Qualifications. The Company shall use its commercially reasonable best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of the jurisdictions as the Dealer Manager may reasonably request and to make any applications, file any documents and furnish any information as may be reasonably required for that purpose. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with copies of all material documents and correspondence sent to or received from these jurisdictions and will promptly advise the Dealer Manager when the Shares become qualified for offering and sale in each jurisdiction. The Company will promptly advise the Dealer Manager of any request made by the securities administrators of each jurisdiction to revise the Registration Statement or the Prospectus or for additional information or of the issuance of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will supplement the blue sky survey, which has been furnished to the Dealer Manager, to reflect changes or additions to the information disclosed in the survey.

(d)	Amendments and Supplements. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act or otherwise during the period of distribution of the Shares, any event shall have occurred to the knowledge of the Company as a result of which the Registration Statement or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares, the Company will promptly notify the Dealer Manager and will prepare and file with the Commission an amendment or supplement.

(e)	Copies of Registration Statement. The Company will furnish the Dealer Manager copies of the Registration Statement (only one of which need be signed and include all exhibits), the Prospectus and all amendments and supplements thereto and any other information with respect to the Company as the Dealer Manager may from time to time reasonably request, in each case as soon as available and in such quantities as the Dealer Manager may reasonably request.

(f)	Qualification to Transact Business. The Company will take all reasonable steps necessary to ensure that it will be validly existing as a Maryland corporation, and the Operating Partnership will be validly existing as a Delaware limited partnership at all times and that each will be qualified to do business in all jurisdictions in which the conduct of their business requires qualification and where qualification is required under applicable law.

(g)	Authority to Perform Agreements. The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for it or the Operating Partnership to perform their respective obligations under this Agreement and under their respective bylaws, charter or other organizational documents (as each may be amended from time to time) and to consummate the transactions contemplated hereby and thereby, respectively, or to conduct the business described in the Prospectus.

(h)

Sales Literature. The Company will furnish to the Dealer Manager as promptly as shall be practicable upon request, any Approved Sales Literature provided that the use of the material has been first approved for use to the extent required by all appropriate regulatory agencies. Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager shall be responsible for making all filings with FINRA. Neither the Company nor the Dealer Manager or any Soliciting Dealer will show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bears a legend denoting that it is not to be used in connection with the sale of Shares to any investor or prospective investor; or show or give to any investor or prospective investor in a particular jurisdiction any material or writing if the material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in the applicable jurisdiction.

(i)	Copies of Reports. The Company will use its commercially reasonable best efforts to furnish to the Dealer Manager as promptly as shall be practicable the following:

(i)	a copy of each report or general communication (whether financial or otherwise) sent to the stockholders of the Company;

(ii)	a copy of each report (whether financial or otherwise) filed with the Commission; and

(iii)	such other information as the Dealer Manager may from time to time reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company or its subsidiaries.

(j)	Use of Proceeds. The Company will apply the proceeds from the sale of Shares in the manner set forth in the Prospectus; provided that, if for any reason, all or a portion of the proceeds of the Offering are not applied or committed for use as provided in the Prospectus within twelve months of the Termination Date, the Company shall promptly return the unused proceeds, with interest, to each subscriber on a pro rata basis.

(k)	Estimated Value. Consistent with FINRA Rule 2310(b)(5) as the same may be amended from time to time, commencing no later than 150 days after the second anniversary of breaking escrow for the Offering, the Company will disclose in a periodic or current report filed pursuant to Section 13(a) or 15(d) of the Exchange Act and in each annual report thereafter, a per share estimated value of the Shares:

(i)	based on the valuation of the Company’s assets and liabilities performed at least annually by, or with the material assistance or confirmation of, a third-party valuation expert or service;

(ii)	derived from a methodology that conforms to standard industry practice; and

(iii)	accompanied by the Company’s report, delivered at least annually, that explains the scope of the review, the valuation methodology used and the basis for the reported value.

6.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that the Dealer Manager shall:

(a)	Compliance with Laws.

(i)	Comply with any requirements of the Securities Act, the Rules and Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the rules and regulations of FINRA, specifically including, but not in any way limited, to NASD Conduct Rule 2310, 2340 and 2420 and FINRA Rules 2310, 5130 and 5141 therein, and any successors to such rules, applicable to the offer and sale of Shares (including, without limitation, any resales or transfers of Shares).

(ii)	In accordance with applicable law or as prescribed by any state securities administrator, provide or cause Soliciting Dealers to provide any investor or prospective investor with copies of any exhibit to the Registration Statement; provided that if the Dealer Manager intends to deliver the Prospectus by means of electronic delivery, the Dealer Manager shall comply with all appropriate procedures, including any requirements imposed by the Commission.

(b)	Sales Literature. The Dealer Manager shall use and distribute in conjunction with the Offering only the Prospectus and Approved Sales Literature, provided, that the Prospectus must accompany or precede the distribution of any sales literature including Approved Sales Literature.

(c)	No Additional Information. In offering the Shares for sale, the Dealer Manager shall not give or provide any information or make any representation other than those contained in the Prospectus, or any Approved Sales Literature.

(d)	Jurisdictions. The Dealer Manager shall solicit purchases of the Shares for the account of the Company only in those jurisdictions in which the Dealer Manager is legally qualified to so act and in which the Dealer Manager has been advised in writing by the Company that solicitation is permissible under the law of the applicable jurisdiction. The Company shall specify only those jurisdictions in which the Offering has been authorized by appropriate state regulatory authorities or jurisdictions in which the Shares may be offered and sold in reliance on exemptions from the prospectus requirements of those jurisdictions’ securities laws or pursuant to discretionary exemption orders obtained in advance from the applicable authorities. Unless otherwise specified by the Company in writing, no Shares shall be offered or sold for the account of the Company in any other states or jurisdictions.

(e)	Subscription Agreement. Subscriptions will be submitted by the Dealer Manager to the Company only on the Subscription Agreement. The Dealer Manager understands and acknowledges that the Subscription Agreement must be validly executed and delivered by the subscriber. In addition, the Dealer Manager shall ensure that no Subscription Agreement is presented to the Company for acceptance until at least five (5) business days after the date on which the subscriber received the Prospectus.

(f)	Suitability. In offering the Shares to any person, the Dealer Manager shall have reasonable grounds to believe after due inquiry that:

(i)	the person has the capability of understanding the fundamental aspects of the Company and its subsidiaries from either the person’s:

(A)	employment experience;

(B)	educational level;

(C)	access to advice from qualified sources, such as attorneys, accountants and tax advisors; or

(D)	prior experience with investments of a similar nature;

(ii)	the person has apparent understanding of:

(A)	the fundamental risks and possible financial hazards of this type of investment;

(B)	the risk that the person may lose the entire investment;

(C)	the lack of liquidity of this investment;

(D)	the restrictions on transferability of Shares;

(E)	the background and qualification of:

(1)	the Company’s sponsor, Inland Real Estate Investment Corporation (the “Sponsor”);

(2)	the Business Manager;

(3)	the Company’s real estate manager, Inland Residential Real Estate Services, LLC; and

(F)	the tax consequences of the investment;

(iii)	the person can reasonably benefit from an investment in the Company based upon the person’s overall investment objectives and portfolio structure;

(iv)	the person is able to bear the economic risk of the investment based on the person’s overall financial situation; and

(v)	such other information as the Company may reasonably request.

In determining the financial qualifications and suitability of any prospective investor, the Dealer Manager and Soliciting Dealers may rely on (A) representations from investment advisers who are not affiliated with a Soliciting Dealer, and banks acting as trustees or fiduciaries, and (B) information they have obtained from a prospective investor, including information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Soliciting Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, execute any transaction in a discretionary account without prior written approval of the transaction by the customer.

The Dealer Manager shall maintain, for at least six years, or for a period of time not less than that required to comply with all applicable federal, state or other regulatory requirements, whichever is later, records of the information obtained from each investor and used to determine that each investor met the suitability standards imposed on the offer and sale of the Shares in the Primary Offering (both at the time of the initial subscription and at the time of any additional subscription) and a representation from each investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards. Further, the Dealer Manager shall have reasonable grounds to believe that the person satisfies the higher of the following suitability standards:

(i)	a minimum annual gross income of $70,000 and a minimum net worth (excluding home, home furnishings and automobiles) of $70,000; or a minimum net worth of $250,000 (excluding home, home furnishings and automobiles); or

(ii)	the suitability standards set forth in the Subscription Agreement and the Prospectus for investors residing in certain states.

(g)	Selected Dealer Agreements. Each Soliciting Dealer engaged by the Dealer Manager must execute and deliver a Soliciting Dealer Agreement.

(h)	Electronic Delivery. Comply with all applicable requirements of the Commission, the blue sky laws and regulations and FINRA and any other laws or regulations related to the electronic delivery of documents to the extent it distributes the Prospectus electronically to any person.

(i)	Due Diligence. Prior to offering the Shares for sale, the Dealer Manager shall have reasonable grounds to believe, based on information made available to the Dealer Manager by the Company, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares. In determining the adequacy of the disclosure, the Dealer Manager may obtain, upon request, information on material facts relating at a minimum to the following:

(i)	items of compensation;

(ii)	properties or other assets owned by the Company or its subsidiaries;

(iii)	tax aspects of investment in the Shares;

(iv)	financial stability and experience of the Company, its subsidiaries and the Business Manager;

(v)	conflicts and risk factors; and

(vi)	appraisals and other pertinent reports.

Prior to the sale of the Shares, the Dealer Manager shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares.

(j)	Ten percent (10%) Cap on Underwriting Compensation. The Dealer Manager shall repay to the Company any compensation paid to the Dealer Manager under Section 4 that exceeds the ten percent (10%) cap on “underwriting compensation” under rules promulgated by FINRA if the Offering is terminated after the Company has received subscriptions for Shares resulting in gross offering proceeds equal to or greater than the Minimum Offering. In addition, the Dealer Manager will repay to the Company any compensation that exceeds the ten percent (10%) cap on “underwriting compensation” under rules promulgated by FINRA if the Offering is abruptly terminated after reaching the Minimum Offering, but before reaching the $1 billion maximum amount, of Primary Offering proceeds.

7.	Privacy Act.

(a)	The Company and the Dealer Manager shall comply with all applicable federal and state regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act. “Customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer shared by the Company and the Dealer Manager.

(b)	Subject to the provisions of the Gramm-Leach-Bliley Act, the Company and the Dealer Manager shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in their control. In the event of any improper disclosure of customer information, the party responsible agrees to immediately notify the other party or parties.

8.	Anti-Money Laundering. The Company and the Dealer Manager shall comply with applicable laws and regulations, including federal and state securities laws, the USA Patriot Act of 2001, Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA. In accordance with these applicable laws and regulations, the Company and the Dealer Manager shall take reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons. Further, the Company and the Dealer Manager shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. All parties will manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law. The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

9.	Conditions of Obligations. The Dealer Manager’s obligations hereunder shall be subject to the accuracy of the Company’s representations and warranties contained in Section 1 hereof, to the performance by the Company of its covenants, agreements and obligations contained in Section 4, Section 5, Section 7 and Section 8 hereof, and to the additional conditions set forth in Sections 9(a) and 9(b) below.

(a)	Effectiveness of Registration Statement.

(i)	No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or the Dealer Manager, no proceedings for that purpose have been instituted, threatened or contemplated by the Commission.

(ii)	Any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager’s counsel.

(b)	Accuracy of Registration Statement. The Dealer Manager shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of the Dealer Manager or the Dealer Manager’s counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

10.	Indemnification.

(a)	Subject to the limitations set forth in this Section 10, the Company shall indemnify and hold harmless the Dealer Manager, each Soliciting Dealer and each person, if any, who controls the Dealer Manager or any Soliciting Dealer within the meaning of the Securities Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company shall not be required to provide indemnity or hold the Dealer Manager harmless for any loss, liability, claim, damage or expense suffered by the Dealer Manager or the Company unless:

(i)	the party seeking indemnification has determined, in good faith, that its course of conduct was in the best interests of the Company;

(ii)	the party seeking indemnification was acting on behalf of or performing services on behalf of the Company;

(iii)	the loss, liability, claim, damage or expense was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party; and

(iv)	any loss, liability, claim, damage or expense is recoverable only out of the net assets of the Company and not from the personal assets of its Stockholders.

(b)	In no case shall the Company be liable under Section 10(a) hereof with respect to any loss, liability, claim, damage or expense suffered by a person seeking to be an Indemnified Party unless the Company shall have been notified in writing by the party seeking indemnity (in the manner provided in Section 14 hereof) within a reasonable time after the assertion thereof; provided that the failure to so notify the Company shall not relieve the Company from any liability unless the failure to notify materially prejudices the Company’s defense of the claim. The Company shall be entitled to participate, at the Company’s own expense, in the defense of, or if the Company so elects within a reasonable time after receipt of such notice, to assume with counsel chosen by the Company and reasonably acceptable to the person seeking to be an Indemnified Party the defense of, any claim or suit for which the person seeking to be an Indemnified Party seeks indemnification hereunder.

If the Company elects to assume the defense of any such suit and retains counsel, the Company shall not be liable under this Section 10 for any legal or other expenses subsequently incurred by the party seeking indemnity, and the party seeking indemnity shall bear the fees and expenses of any additional counsel unless:

(i)	the employment of counsel has been authorized by the Company;

(ii)	the Company shall not in fact have employed counsel to assume the defense of the action in which events, fees and expenses shall be borne by the Company; or

(iii)	the Indemnified Party reasonably believes that it has defenses different from, or additional to, those available to the Company.

(c)	The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

(i)	the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company;

(ii)	the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves advancement; and

(iii)	the Indemnified Party receiving the advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if indemnity is later found not to be proper.

Notwithstanding the foregoing provisions of this Section 10, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager or any Soliciting Dealer for use in the Registration Statement (or any amendment thereof) or the Prospectus (or any supplement thereto); provided further, that if the claim relates to or arises from an untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, the Company shall have no obligation to provide indemnity to the Dealer Manager or any Soliciting Dealer if a copy of the Prospectus as so amended or supplemented was not sent or given by the Dealer Manager or the Soliciting Dealer to the ultimate purchaser of Shares at or prior to the time the subscription was accepted by the Company; but only if a copy of the Prospectus (as so amended or supplemented) had been supplied by the Company to the Dealer Manager or any Soliciting Dealer prior to acceptance. The Company’s obligations hereunder shall be in addition to any other obligations the Company may have under applicable law.

(d)	The Company’s obligations under this Section 10 are further limited to the extent that indemnification is not permitted under this Agreement for loss, liability, claim, damage or expense related to or arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i)	there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court of competent jurisdiction has approved indemnification to the Dealer Manager or the Soliciting Dealer;

(ii)	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification; or

(iii)	a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of any state securities regulatory authority in which securities of the Company were offered and sold respecting the availability or propriety of indemnification for securities law violations.

(e)	The Dealer Manager agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act:

(i)

to the same extent as in the foregoing indemnity from the Company to the Dealer Manager and each Soliciting Dealer, but only to the extent that any loss, liability, claim, damage or expense relates to or arises from information relating to the Dealer Manager or any Soliciting Dealer furnished in writing by the Dealer Manager or the Soliciting Dealer or on the Dealer Manager’s or Soliciting Dealer’s behalf for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto; and

(ii)	for any violation by the Dealer Manager or any Soliciting Dealer of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that the violation is not committed in reliance on any violation by the Company of any law, rule, regulation or instruction.

(f)	The Dealer Manager further agrees to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as the losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of the Dealer Manager (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) that is effected other than in accordance with the terms hereof or the blue sky survey supplied to the Dealer Manager by the Company (a “Non-Permitted Sale”), whether the Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the blue sky survey, by a sale in a jurisdiction in which the Dealer Manager or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in the jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. The obligations of the Dealer Manager hereunder shall be in addition to any other obligations the Dealer Manager may have under applicable law.

(g)	The notice provisions contained in Section 10(b) hereof, relating to notice to the Company, shall be equally applicable to the Dealer Manager if the Company or any controlling person of the Company seeks indemnification pursuant to Section 10(e) or Section 10(f) hereunder. In addition, the Dealer Manager may participate in the defense, or assume the defense, of any such suit so sought under Section 10(e) or (f) hereof and have the same rights and privileges as the Company enjoys with respect to suits under Sections 10(a) and 10(b) hereof.

(h)	The Dealer Manager will cause each Soliciting Dealer to severally agree to indemnify and hold harmless the Company, the Dealer Manager and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act from and against any losses, liabilities, claims, damages and expenses (or actions, proceedings or investigations in respect thereof) to which the Company, the Dealer Manager and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act may become subject, under the Securities Act or otherwise, as more fully described in the Soliciting Dealer Agreement.

11.	Contribution.

(a)	If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred:

(i)	in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, from the proceeds received in the Primary Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement; or

(ii)	if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)	The relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the proceeds received in the Primary Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Primary Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions and dealer manager fees received by the Dealer Manager and the Soliciting Dealer, respectively, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Shares sold in the Primary Offering as set forth on such cover.

(c)	The relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by the Dealer Manager or by the Soliciting Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)

The Company, the Dealer Manager and the Soliciting Dealer (by virtue of entering into the Soliciting Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e)	Notwithstanding the provisions of this Section 11, the Dealer Manager and the Soliciting Dealer shall not be required to contribute any amount by which the total price at which the Shares sold in the Primary Offering to the public by them exceeds the amount of any damages which the Dealer Manager and Soliciting Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f)	No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g)	For the purposes of this Section 11, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and the officers, directors, employees, members, partners, agents and representatives of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution of the Company. The Soliciting Dealers’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the number of Shares sold by each Soliciting Dealer in the Primary Offering and not joint.

12.	Termination of this Agreement.

(a)	This Agreement may be terminated:

(i)	by either party upon sixty (60) days’ calendar written notice to the other party;

(ii)	shall automatically terminate on the Termination Date;

(iii)	by the Dealer Manager if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified;

(iv)	by the Dealer Manager upon the occurrence of a Company MAE; and

(v)	by the Company upon the occurrence of a Dealer Manager MAE.

(b)	Upon the termination of this Agreement for any reason, the Dealer Manager shall:

(i)	promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Shares for deposit;

(ii)	to the extent not previously provided to the Company, provide a list of all investors who have subscribed for or purchased Shares and all broker-dealers with whom the Dealer Manager has entered into a Soliciting Dealer Agreement;

(iii)	notify Soliciting Dealers of the termination; and

(iv)	promptly deliver to the Company copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing. Upon termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled hereunder at such time compensation becomes payable.

13.	Survival. The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement: Section 4, Section 6(j), Section 7, Section 8, Section 10, Section 11, Section 12(b) and this Section 13. Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Dealer Manager or person associated with the Dealer Manager shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances.

14.	Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by commercial messenger, (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery and (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company, to:	Inland Residential Properties Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523
	Attention: Telephone: Facsimile:	Mitchell Sabshon (630) 218-8000 (630) 218-4955

with copies to:	Proskauer Rose LLP Three First National Plaza 70 W. Madison Street, Suite 3800
	Attention: Telephone: Facsimile:	Michael J. Choate (312) 962-3567 (312) 962-3551

If to the Dealer Manager, to:	Inland Securities Corporation 2901 Butterfield Road Oak Brook, IL 60523
	Attention: Telephone: Facsimile:	Michael T. Ezzell (630) 218-8000 (630) 574-4439

15.	Reference to Inland Securities Corporation. All references herein to the Dealer Manager or Inland Securities Corporation hereunder shall be deemed to include all successors and assigns of Inland Securities Corporation.

16.	Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company and the successors and assigns of the Dealer Manager and the Company. This Agreement and the conditions and provisions hereof are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term “successors and assigns,” as used herein, shall not include any purchaser of Shares as such.

17.	Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of law provisions, of the State of Illinois.

18.	Effectiveness of Agreement. This Agreement shall become effective at 6:00 p.m., Chicago, Illinois time, on , 2016, or at such earlier time as the Dealer Manager and the Company agree.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

INLAND RESIDENTIAL PROPERTIES TRUST, INC., A MARYLAND CORPORATION

By:
Name:	Mitchell Sabshon
Title:	Chief Executive Officer

Accepted as of the date

first above written:

INLAND SECURITIES CORPORATION, A DELAWARE CORPORATION

By:
Name:	Michael T. Ezzell
Title:	Chief Executive Officer

THIRD AMENDED AND RESTATED DEALER MANAGER AGREEMENT

INLAND RESIDENTIAL PROPERTIES TRUST, INC. INITIAL PUBLIC OFFERING

Exhibit A

INLAND SECURITIES CORPORATION

FORM OF SOLICITING DEALER AGREEMENT

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

INITIAL PUBLIC OFFERING

Due Diligence Contact

Broker Dealer

Address

City/State/Zip

Dear                             :

We have entered into an agreement (as amended, the “Dealer Manager Agreement”) with Inland Residential Properties Trust, Inc., a Maryland corporation (the “Company”), under which we have agreed to use our reasonable best efforts to solicit subscriptions for shares of the Company’s common stock, par value $0.001 per share. The Company is offering upon the terms and conditions set forth in the Prospectus (as defined below) (i) on a “reasonable best efforts” basis up to $1 billion of shares of common stock in the primary offering (the “Primary Offering”), to the public, in any combination of Class A Shares ($25.00 per share), Class T Shares ($23.95 per share) and Class T-3 Shares ($24.14 per share) (individually the “Class A Shares,” the “Class T Shares” and the “Class T-3 Shares,” and collectively, the “Shares”); and (ii) up to $190 million in shares at a purchase price of $23.75 per Class A Share, $22.81 per Class T Share and $22.81 per Class T-3 Share, in any combination, for issuance through the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Offering”). Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as Appendix C-1A or Appendix C-1B, as applicable, to the Prospectus (as may be amended by the Company from time to time, the “Subscription Agreement”), and will, upon acceptance of the subscription by the Company, become a stockholder of the Company (individually a “Stockholder,” and collectively, the “Stockholders”). The Company reserves the right to reallocate the Shares offered between the DRP and the Primary Offering and among classes of common stock. Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus.

In connection with performing our obligations under the Dealer Manager Agreement, we are authorized to retain the services of securities dealers who are members (each, a “Soliciting Dealer”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to solicit subscriptions. You are hereby invited to become a Soliciting Dealer and, as such, to use your best efforts to solicit subscribers for Shares in accordance with the following terms and conditions of this Soliciting Dealer Agreement (the “Agreement”).

1.	Registration Statement and Prospectus. A registration statement (File No. 333-199129) on Form S-11 pertaining to the Offering has been prepared and filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder. The registration statement, which includes a prospectus, became effective on February 17, 2015. Copies of the registration statement and prospectus contained therein as declared effective by the Commission and as amended or modified from time to time thereafter by any amendments (as to the registration statement) and supplements (as to the prospectus) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus first filed pursuant to Rule 424(b). The Offering is more particularly described in the Prospectus. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request and may be provided to you in electronic version by us or by the Company. We will also provide you with reasonable quantities of any supplemental literature prepared or approved by the Company for use in the Offering.

2.	Offering and Sale of the Shares.

(a)	Compliance with Laws. You may undertake solicitation and other activities only in accordance with this Agreement, and any requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations of the Commission, the blue sky survey hereinafter referred to and the rules of FINRA, specifically including, but not in any way limited to, NASD Rule 2440 and FINRA Rules 2310, 5110, 5130 and 5141 therein, and any successors to such rules, applicable to the offer and sale of Shares (including, without limitation, any resales or transfers of Shares).

(b)	Suitability. In offering the Shares to any person, you must have reasonable grounds to believe after due inquiry that:

(i)	the person has the capability of understanding the fundamental aspects of the Company from either the person’s: (A) employment experience; (B) educational level; (C) access to advice from qualified sources, such as attorneys, accountants and tax advisors; or (D) prior experience with investments of a similar nature;

(ii)	the person has apparent understanding of the: (A) fundamental risks and possible financial hazards of this type of investment; (B) risk that the person may lose the entire investment; (C) lack of liquidity of this investment; (D) restrictions on transferability of Shares; (E) background and qualification of: (1) the Company’s sponsor, Inland Real Estate Investment Corporation; (2) the Company’s business manager, Inland Residential Business Manager & Advisor, Inc. (the “Business Manager”); and (3) the Company’s real estate manager, Inland Residential Real Estate Services, LLC; and (F) tax consequences of the investment;

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(iii)	the person can reasonably benefit from an investment in the Company based upon the person’s overall investment objectives and portfolio structure;

(iv)	the person is able to bear the economic risk of the investment based on the person’s overall financial situation; and

(v)	such other information as we may reasonably request.

You shall maintain records describing the basis upon which you determined the suitability of any persons offered Shares. Further, you shall have reasonable grounds to believe the person satisfies the higher of the following suitability standards:

1.	a minimum annual gross income of at least $70,000 and a minimum net worth (excluding home, home furnishings and automobiles) of at least $70,000; or a minimum net worth of at least $250,000 (excluding home, home furnishings and automobiles); or

2.	the suitability standards set forth in the Subscription Agreement and the Prospectus for investors residing in certain states.

You shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation from the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards.

(c)	Delivery Obligation.

(i)	You shall deliver to each person who subscribes for the Shares, a Prospectus, as then supplemented or amended, prior to the tender of his or her Subscription Agreement;

(ii)	You shall comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the later of the termination of the distribution of the Shares or the expiration of ninety (90) days after the first date upon which the Shares were offered to the public; and

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(iii)	You shall deliver, in accordance with applicable law or as prescribed by any state securities administrator, to any person a copy of (i) any prescribed document included within the Registration Statement and (ii) any exhibits to the Registration Statement.

If you intend to electronically deliver the Prospectus to any person, you shall comply with all requirements promulgated by the Commission for electronic delivery.

(d)	Sales Literature. You may use and distribute in conjunction with the Offering only that sales literature and advertising as shall have been previously approved in writing by us, provided, that you shall not deliver any sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus.

(e)	No Additional Information. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations in connection with this Agreement or the offer of Shares other than those contained in the Prospectus, as then amended or supplemented, or any sales literature approved by us and the Company. You shall not publish, circulate or otherwise use any other advertisement or solicitation material without our prior written approval. You are not authorized to act as our agent in any respect, and you shall neither act as our agent nor purport to act as our agent.

(f)	Jurisdictions. We will inform you as to the jurisdictions in which we have been advised by the Company that the Shares have been qualified for sale or are exempt under the respective securities or “blue sky” laws of the jurisdictions; provided, however that neither we nor the Company has assumed, and will not assume, any obligation or responsibility as to your qualification or your right to act as a broker or dealer with respect to the Shares in any jurisdiction. You shall not make any offers except in states in which we may advise you that the Offering has been qualified or is exempt. The blue sky survey that has been, or will be, furnished to you indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto. Under no circumstances shall you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which you may lawfully so engage unless you have complied with the provisions hereof.

(g)	Adequate Due Diligence. Prior to offering the Shares for sale, you shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company, its affiliates or related parties through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, you may obtain, upon request, information on material facts relating at a minimum to the following:

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(i)	items of compensation;

(ii)	Company properties or other assets;

(iii)	tax aspects of investment in the Shares;

(iv)	financial stability and experience of the Company and the Business Manager;

(v)	conflicts and risk factors; and

(vi)	appraisals and other pertinent reports.

Notwithstanding the foregoing, you may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

(vii)	the other Soliciting Dealer has reasonable grounds to believe that the inquiry was conducted with due care;

(viii)	the results of the inquiry were provided to you with the consent of the other Soliciting Dealer conducting or directing the inquiry; and

(ix)	no Soliciting Dealer that participated in the inquiry is an affiliate of the Company.

(h)	Investor Disclosure. Prior to the sale of the Shares, you shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares.

3.	Escrow, Subscription Agreements and Subscriber Funds.

(a)

Escrow Agreement. The Company and the Dealer Manager have entered into an escrow agreement with UMB Bank, N.A. (the “Escrow Agent”), dated February 17, 2015 (as filed with the Commission on February 18, 2015 as Exhibit 10.3 to Post-Effective Amendment No. 1 to the Registration Statement), as amended by Amendment to Escrow Agreement, dated February 17, 2016 (as filed with the Commission on February 18, 2016 as Exhibit 10.1 to the Company’s Current Report on Form 8-K) (as amended, the “Escrow Agreement”), pursuant to which the Escrow Agent will, except as otherwise provided therein, hold and disburse the proceeds from subscriptions for the purchase of the Shares in the Primary Offering until such time as: (1) in the case of subscriptions received from residents of Washington (“Washington Subscribers”), the Company has received subscriptions for Shares resulting in gross offering proceeds of $50,000,000, excluding subscriptions from the Pennsylvania Subscribers until the

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Pennsylvania Minimum has been met (the “Washington Minimum”); (2) in the case of subscriptions received from residents of Pennsylvania (the “Pennsylvania Subscribers”), the Company has received subscriptions for Shares from persons who are not affiliated with the Company, the Dealer Manager, any Soliciting Dealer or the Business Manager (the “Affiliated Persons”), resulting in gross offering proceeds of $50,000,000 (the “Pennsylvania Minimum”); (3) in the case of subscriptions received from residents of Ohio (“Ohio Subscribers”), the Company has received subscriptions for Shares, resulting in gross offering proceeds of $20,000,000, excluding subscriptions from the Pennsylvania Subscribers and the Washington Subscribers until the Pennsylvania Minimum and the Washington Minimum have been met, respectively (the “Ohio Minimum”); (4) in the case of all other subscriptions, the Company has received subscriptions for Shares, excluding subscriptions from the Pennsylvania Subscribers, the Washington Subscribers and the Ohio Subscribers until the Pennsylvania Minimum, the Washington Minimum and the Ohio Minimum have been met, respectively (the “Primary Subscribers” and, together with the Washington Subscribers, the Pennsylvania Subscribers and the Ohio Subscribers, the “Subscribers”), resulting in gross offering proceeds of $2,000,000 (the “Primary Minimum”).

(b)	Subscription Agreements and Subscriber Funds.

(i)	Prior to the time the Company has received subscriptions for the Primary Minimum with respect to the Primary Subscribers, the Pennsylvania Minimum with respect to the Pennsylvania Subscribers, the Ohio Minimum with respect to the Ohio Subscribers and the Washington Minimum with respect to the Washington Subscribers, respectively:

(A)	You shall instruct persons desiring to purchase Shares to make their checks payable to “UMB Bank, Escrow Agent for Inland Residential Properties Trust, Inc.” or a recognizable contraction or abbreviation thereof.

(B)	If you conduct your internal supervisory procedures at the location where Subscription Agreements and checks are initially received, you shall conduct your suitability review of each transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to us and forward the check to the Escrow Agent, by the end of the next business day following your receipt of the Subscription Agreement and the check.

(C)

If your internal supervisory procedures are to be performed at a different location (the “Final Review Office”), you shall transmit each Subscription Agreement and check to the Final Review Office by the end of the next business day following your receipt of the Subscription Agreement and check. The Final Review

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Office must, by the end of the next business day following its receipt of the Subscription Agreement and check, conduct its suitability review of the transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to us and forward the check to the Escrow Agent.

(ii)	At and after the Company has received subscriptions for the Primary Minimum with respect to the Primary Subscribers, the Pennsylvania Minimum with respect to the Pennsylvania Subscribers, the Ohio Minimum with respect to the Ohio Subscribers and the Washington Minimum with respect to the Washington Subscribers, respectively:

(A)	You shall instruct persons desiring to purchase Shares to make their checks payable to “Inland Residential Properties Trust, Inc.”

(B)	If you conduct your internal supervisory procedures at the location where Subscription Agreements and checks are initially received, you shall conduct your suitability review of each transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to us and forward the check to the Company, by the end of the next business day following your receipt of the Subscription Agreement and the check.

(C)	If the internal supervisory procedures are to be performed at the Final Review Office, you shall transmit each Subscription Agreement and check to the Final Review Office by the end of the next business day following your receipt of the Subscription Agreement and check. The Final Review Office must, by the end of the next business day following its receipt of the Subscription Agreement and check, conduct its suitability review of the transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to us and forward the check to the Company.

(D)	If you receive a check that is made payable to the Escrow Agent, we shall deposit such check with the Escrow Agent for payment to the Company at its request.

(iii)	The Company reserves the unconditional right to reject any Subscription Agreement. If any Subscription Agreement solicited by you is rejected by the Company, we shall direct the Escrow Agent to promptly return the check to the rejected subscriber.

4.	Soliciting Dealer Compensation.

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(a)	Fees.

(i)	Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 4, the Dealer Manager shall, subject to federal and state securities laws, reallow to the Soliciting Dealer who sold the Shares selling commissions in an amount equal to six percent (6%) of the selling price of each Class A Share for which a sale is completed from the Class A Shares offered in the Primary Offering (“Class A Selling Commissions”), selling commissions in an amount equal to two percent (2%) of the selling price of each Class T Share for which a sale is completed from the Class T Shares offered in the Primary Offering (“Class T Selling Commissions”) and selling commissions in an amount equal to three percent (3%) of the selling price of each Class T-3 Share for which a sale is completed from the Class T-3 Shares offered in the Primary Offering (“Class T-3 Selling Commissions,” and collectively with the Class A Selling Commissions, including any discounted commissions, and the Class T Selling Commissions, the “Selling Commissions”). Neither the Company nor the Dealer Manager will pay or reallow Selling Commissions for sales of Shares sold pursuant to the DRP. The Dealer Manager will reallow reduced Class A Selling Commissions or may eliminate commissions on certain sales of Class A Shares, including the reduction or elimination of Selling Commissions in accordance with, and on the terms set forth in, the Prospectus. Any Selling Commission earned by you shall be payable to you by us solely from the proceeds of selling commissions paid to us by the Company for the sale of its Shares, and will not be paid until any and all commissions payable by the Company to us have been received by us.

(ii)

(A) Distribution and Stockholder Servicing Fee (Class T Shares). Subject to the limitations described herein, the Dealer Manager will reallow a distribution and stockholder servicing fee, which will be payable monthly in arrears, in an annual amount equal to one percent (1.0%) of the offering price of the Class T Shares sold in the Primary Offering (or, if the Company has published a per share estimated value of the Class T Shares, the then current estimated value of the Class T Shares) to the Soliciting Dealer who sold the Class T Shares giving rise to the distribution and stockholder servicing fee. Neither the Company nor the Dealer Manager will pay or reallow a distribution and stockholder servicing fee for sales of Shares sold pursuant to the DRP or Shares distributed by the Company as stock dividends, if any. Notwithstanding the foregoing, if the Dealer Manager is notified that the Soliciting Dealer who sold the Class T Shares is no longer the broker-dealer of record with respect to the applicable Class T Shares, then the Soliciting Dealer shall no longer be entitled to the distribution and stockholder servicing fee, and the Soliciting Dealer shall not receive the distribution and stockholder servicing fees for any portion of the month in which the Soliciting Dealer is not the broker-dealer of

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record on the last day of the month; provided, however, if the change in the broker-dealer of record with respect to the Class T Shares is made in connection with a change in the registration of record for the Class T Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Soliciting Dealer shall be entitled to a pro rata portion of the distribution and stockholder servicing fees related to the Class T Shares for the portion of the month for which the Soliciting Dealer was the broker-dealer of record. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager will cease reallowing the distribution and stockholder servicing fee with respect to Class T Shares held in any particular account on the earliest to occur of the following: (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the Primary Offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the Primary Offering is equal to 10% of the gross proceeds of the Primary Offering; and (iv) the end of the month in which the underwriting compensation paid in the Primary Offering on the Class T Shares plus the distribution and stockholder servicing fee paid with respect to the Class T Shares held by a stockholder within his or her particular account equals 10% of the gross offering price of those Class T Shares. Any distribution and stockholder servicing fee earned by you shall be payable to you by us solely from the proceeds of the distribution and stockholder servicing fee paid to us by the Company for the sale of its Class T Shares, and will not be paid until any and all distribution and stockholder servicing fees payable by the Company to us have been received by us.

(B) Distribution and Stockholder Servicing Fee (Class T-3 Shares). Subject to the limitations described herein, the Dealer Manager will reallow a distribution and stockholder servicing fee, which will be payable monthly in arrears, in an annual amount equal to one percent (1.0%) of the offering price of the Class T-3 Shares sold in the Primary Offering (or, if the Company has published a per share estimated value of the Class T-3 Shares, the then current estimated value of the Class T-3 Shares) to the Soliciting Dealer who sold the Class T-3 Shares giving rise to the distribution and stockholder servicing fee. Neither the Company nor the Dealer Manager will pay or reallow a distribution and stockholder servicing fee for sales of Shares sold pursuant to the DRP or Shares distributed by the Company as stock dividends, if any. Notwithstanding the foregoing, if the Dealer Manager is notified that the Soliciting Dealer who sold the Class T-3 Shares is no longer the broker-dealer of record with respect to the applicable Class T-3 Shares, then the Soliciting Dealer

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shall no longer be entitled to the distribution and stockholder servicing fee, and the Soliciting Dealer shall not receive the distribution and stockholder servicing fees for any portion of the month in which the Soliciting Dealer is not the broker-dealer of record on the last day of the month; provided, however, if the change in the broker-dealer of record with respect to the Class T-3 Shares is made in connection with a change in the registration of record for the Class T-3 Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Soliciting Dealer shall be entitled to a pro rata portion of the distribution and stockholder servicing fees related to the Class T-3 Shares for the portion of the month for which the Soliciting Dealer was the broker-dealer of record. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager will cease reallowing the distribution and stockholder servicing fee with respect to Class T-3 Shares held in any particular account on the earliest to occur of the following: (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the Primary Offering plus the distribution and stockholder servicing fee paid on all Class T-3 Shares sold in the Primary Offering is equal to 10% of the gross proceeds of the Primary Offering; and (iv) the end of the month in which the underwriting compensation paid in the Primary Offering on the Class T-3 Shares plus the distribution and stockholder servicing fee paid with respect to the Class T-3 Shares held by a stockholder within his or her particular account equals 8.5% (or a lower limit, provided that, in the case of a lower limit, the lower limit is set forth in Schedule 1 to this Agreement and the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the gross offering price of those Class T-3 Shares. Any distribution and stockholder servicing fee earned by you shall be payable to you by us solely from the proceeds of the distribution and stockholder servicing fee paid to us by the Company for the sale of its Class T-3 Shares, and will not be paid until any and all distribution and stockholder servicing fees payable by the Company to us have been received by us.

(iii)

Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 4, as compensation for acting as the dealer manager, the Company will pay the Dealer Manager, a dealer manager fee in an amount equal to two and three-fourths percent (2.75%) of the selling price of each Class A Share for which a sale is completed from the Class A Shares offered in the Primary Offering (the “Class A Dealer Manager Fee”), two and three-fourths percent (2.75%) of the selling price of each Class T Share for

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which a sale is completed from the Class T Shares offered in the Primary Offering (the “Class T Dealer Manager Fee”) and two and one-half percent (2.5%) of the selling price of each Class T-3 Share for which a sale is completed from the Class T-3 Shares offered in the Primary Offering (the “Class T-3 Dealer Manager Fee,” and collectively with the Class A Dealer Manager Fee and the Class T Dealer Manager Fee, the “Dealer Manager Fee”). The Dealer Manager will reallow a portion of this Dealer Manager Fee to the Soliciting Dealer for Shares sold by the Soliciting Dealer (the “Marketing Contribution”). Any Marketing Contribution earned by you shall be payable to you by us solely from the proceeds of the Dealer Manager Fee paid to us by the Company for the sale of its Shares, and will not be paid until any and all Dealer Manager Fees payable by the Company to us have been received by us.

No Dealer Manager Fee will be paid in connection with Shares sold pursuant to the DRP.

(iv)	The Dealer Manager will reimburse you for any bona fide out-of-pocket, itemized and detailed due diligence expenses in an amount up to one-half of one percent (0.5%) of the price per Share for all Shares sold on a “best efforts” basis for which you have acted as Soliciting Dealer hereunder, which shall be reimbursed from amounts paid as the Marketing Contribution. We may advance to you certain marketing expenses for items such as Soliciting Dealer conferences. Any such advances paid to you will be considered part of the total Marketing Contribution to which you are entitled. You may reallow all or any portion of the Marketing Contribution to any of your registered representatives to the extent permitted under applicable law and regulations, including federal and state securities laws, any rules or regulations thereunder and the rules and regulations of FINRA.

(v)	The Soliciting Dealer acknowledges that no commissions, payments or amount will be paid to the Soliciting Dealer unless and until the gross proceeds of the Shares sold are disbursed to the Company in accordance with the terms of the Escrow Agreement.

(vi)	In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any soliciting dealers participating in the Offering, including, but not limited to, Selling Commissions, the Dealer Manager Fee and the distribution and stockholder servicing fees, exceed ten percent (10%) of gross offering proceeds from the Primary Offering.

(vii)

Notwithstanding anything to the contrary contained herein, if the Dealer Manager reallows any fee to the Soliciting Dealer for sale by a Soliciting Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by the subscription, then the Dealer Manager

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shall decrease the next payment of fees otherwise payable under this Agreement by an amount equal to the rate established in this Section 4(a), multiplied by the number of Shares as to which the subscription is rescinded. If no fees are due to the Soliciting Dealer after withdrawal occurs, then the Soliciting Dealer shall pay the amount specified in the preceding sentence to the Dealer Manager within a reasonable period of time not to exceed thirty (30) days following receipt of notice by the Soliciting Dealer from the Dealer Manager stating the amount owed as a result of rescinded subscriptions.

(b)	[Omitted].

(c)	Volume Discounts.

(i)	Notwithstanding the provisions of Section 4(a) hereof, and subject to certain conditions and exceptions explained below, the Selling Commission to be reallowed by the Dealer Manager to the Soliciting Dealer shall be reduced for Class A Shares sold to an investor who makes an initial cash investment or, in the aggregate, combined additional investments of more than $500,000.00 through the Soliciting Dealer. The per Class A Share discount will apply to the specific range of each Class A Share purchased in the total volume ranges set forth in the following schedule:

Amount of Investor’s Investment

From	To	Purchase Price Per Class A Share in Volume Discount Range	Maximum Reallowable Commission Per Class A Share
$0	$500,000	$25.00	6%
$500,001	$1,000,000	$24.75	5%
$1,000,001	$2,000,000	$24.50	4%
$2,000,001	$3,000,000	$24.25	3%
$3,000,001	$4,000,000	$24.00	2%
$4,000,001	and over	$23.75	1%

As an example, a single purchaser who invests $1,250,000 in Class A Shares would receive 50,406.10 Class A Shares rather than 50,000 Class A Shares. The discount would be calculated as follows: for the first $500,000 invested, the purchaser would acquire 20,000 Class A Shares at a cost of $25.00 per Class A Share (Class A Selling Commissions of six percent (6%)); for the next $500,000 invested, the purchaser would acquire 20,202.02 Class A Shares at a cost of $24.75 per Class A Share (Class A Selling Commissions of five percent (5%)); and for the last $250,000 invested, the purchaser would acquire 10,204.08 Class A Shares at a cost of $24.50 per Class A Share (Class A Selling Commissions of four percent (4%)).

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(ii)	The Dealer Manager may, at its sole discretion, enter into an agreement with the Soliciting Dealer permitting the Soliciting Dealer to aggregate subscriptions of individuals and related accounts, or subscriptions received through an aggregating registered representative or investment adviser, as part of a combined order for the purpose of offering investors reduced aggregate Selling Commissions. The Soliciting Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 4. Qualifying purchasers or aggregating registered representatives or investment advisers must notify the Dealer Manager in writing of their eligibility for volume discounts or their intention of reaching the required eligibility over time prior to purchase. For aggregated subscriptions, any reduction in the Selling Commissions would be prorated among the separate subscribers.

(iii)

To the extent reasonably practicable, the Soliciting Dealer shall combine purchases for the purpose of qualifying an investor for, and crediting an investor or investors with, additional Class A Shares, provided that all combined purchases are made through the Soliciting Dealer and approved by the Company. For these purposes, the Company will combine subscriptions made in the Offering with other subscriptions in the Offering by the same investor for the purpose of computing amounts invested. Purchases by individuals within a “primary household group” also will be combined and purchases by any investor may be combined with other purchases of Class A Shares to be held as a joint tenant or a tenant in common. For these purposes, a “primary household group” includes the investor and the investor’s spouse or “domestic or life partner.” For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests. Purchases by tax-exempt or non-tax-exempt entities may be combined with purchases by other tax-exempt entities for purposes of computing amounts invested if investment decisions are made by the same person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities who seek to combine purchases. The Soliciting Dealer acknowledges and agrees that purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested may have adverse tax consequences to the investor and shall advise the investor accordingly. The investor must mark the “Additional Investment” space in Section A of the Subscription Agreement and

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provide a Letter of Instruction to identify the accounts to be combined in order for purchases to be combined. The Company is not responsible for failing to combine purchases if the investor fails to mark the “Additional Investment” space and provide a Letter of Instruction.

(iv)	In the case of subsequent investments or combined investments, a volume discount shall be applicable only on the portion of the subsequent or combined investment that resulted in the investment exceeding the breakpoint. For example, a person investing $50,000 who previously invested $490,000 may combine these amounts to reach the $500,001 breakpoint entitling the person to a lower sales commission on $40,000 of the $50,000 investment. If Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Class A Shares to be credited to the investor as a result of the combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Class A Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of the submission; except however, the additional Class A Shares to be credited to any tax-exempt entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each tax-exempt entity and their combined purchases.

(v)	Notwithstanding the above, in no event shall any investor receive a discount greater than five percent (5%) on any purchase of Class A Shares if the investor owns, or may be deemed to own, any Class A Shares prior to the time of the purchase in question. This restriction limits the amount of the volume discount after the purchaser’s initial purchase and the amount of additional Class A Shares that may be credited to an investor as a result of combining purchases.

(d)	Right to Reject Orders or Cancel Sales.

(i)	All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and the required payment for the Shares may be rejected. Issuance of the Shares will be made only after acceptance of the subscription from the Company and actual receipt by the Company of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. Notwithstanding anything to the contrary, no commissions, payments or amounts whatsoever will be paid to any Soliciting Dealer unless and until the Primary Minimum has been achieved.

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(e)	Commissions after the Acceptance or Rejection of a Subscriber.

(i)	No commission shall be payable on any subscription rejected by the Company. The Company may reject a subscription for any reason or for no reason. Accordingly, the authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) resides solely in us, in our capacity as the Dealer Manager and processing broker-dealer.

(ii)	No Selling Commission or Dealer Manager Fee shall be paid in connection with Shares issued by the Company as compensation for services performed or otherwise provided by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates, or the sale of Shares to the Dealer Manager or any of the Dealer Manager’s or the Company’s directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings).

(iii)	If the Company sells Class A Shares in the Primary Offering through an investment advisory representative who is affiliated with a participating Soliciting Dealer that is a party to a Soliciting Dealer Agreement with the Dealer Manager, the purchase price for the shares will be $23.50 per share, reflecting the fact that the Company will not pay Selling Commissions in connection with these sales.

(iv)	If the Company sells Class A Shares in the Primary Offering through an investment advisory representative who is not affiliated with a participating Soliciting Dealer that is a party to a Soliciting Dealer Agreement with the Dealer Manager, the purchase price for the shares will be $23.16 per share, reflecting the fact that the Company will not pay Selling Commissions and will pay a reduced Dealer Manager Fee of 1.375% of the price per share in connection with these sales.

(f)	No Commissions or Dealer Manager Fees in Respect of Certain Special Sales. The Dealer Manager will not reallow Selling Commissions or the Dealer Manager Fees in connection with certain Special Sales of Class A Shares. For purposes of this Section 4(f), “Special Sale” shall mean: (i) the sale of Class A Shares as compensation for services by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates and certain other related parties; (ii) the purchase of Class A Shares by each of the Dealer Manager or any of its or the Company’s directors, officers, employees or affiliates or the directors, officers and employees of its affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), for $22.81 per share; (iii) the purchase of common stock under the DRP; and (iv) the Class A Shares issued pursuant to the Company’s employee and director incentive restricted share plan.

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(g)	Dealer Manager Fees in Respect of Certain Special Sales. The Dealer Manager will not reallow Selling Commissions, but subject to the conditions and limitations in this Agreement, will reallow a portion of the Dealer Manager Fee to the Soliciting Dealer in connection with certain Special Sales of Class A Shares by the Soliciting Dealer. For purposes of this Section 4(g), “Special Sale” shall mean: (i) the purchase of Class A Shares by the Soliciting Dealer and any of its directors, officers, employees or affiliates who request and are entitled to purchase Class A Shares net of selling commissions for $23.50 per share; (ii) the sale of Class A Shares to the client of a registered investment advisor in which the registered investment advisor is affiliated with a participating Soliciting Dealer that is a party to a Soliciting Dealer Agreement with the Dealer Manager; and (iii) the sale of Class A Shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in the Company. Any amounts payable to you under this Section 4(g) will be considered a “Marketing Contribution.”

5.	Dealer Manager Authority; Liability. We shall have full authority to take any action we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. We shall not be liable to you for any loss, liability, claim, damage or expense whatsoever except for obligations expressly assumed by us hereunder; provided further, that nothing in this paragraph shall be deemed to relieve the undersigned from any liability imposed by the Securities Act.

6.	Privacy Act.

(a)	You shall comply with all applicable federal and state regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act. Privacy provisions of the Gramm-Leach-Bliley Act limit disclosure of customer information to uses required by law, regulation or rule, or uses consistent with the purposes for which this information was disclosed in this Agreement. “Customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer provided or shared by the Company, us and you.

(b)	Subject to the provisions of the Gramm-Leach-Bliley Act, you shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in your control. In the event of any improper disclosure of customer information, the party responsible for the improper disclosure agrees to immediately notify the other party hereto of such disclosure.

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7.	Anti-Money Laundering. You shall comply with applicable laws and regulations, including federal and state securities laws, the USA Patriot Act of 2001, Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA. In accordance with these applicable laws and regulations, you shall take reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons. Further, you shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. You shall manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any of the other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law. The Company and we reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

8.	Indemnification.

(a)	We and the Company shall jointly and severally indemnify and hold harmless you, your officers, directors, employees and agents (the “Soliciting Dealer Indemnified Parties”), from and against any losses, claims, damages or liabilities to which you, they or any of you or them, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused thereby or otherwise arise out of or are based upon any breach of this Agreement by us, or (i) any untrue statement or alleged untrue statement of a material fact contained in (x) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (y) any supplemental sales materials prepared by us (and approved by the Company pursuant to the Dealer Manager Agreement) or the Company for use with potential investors in connection with the Offering and provided to you (the “Authorized Sales Materials”) or (z) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any application, document or information being hereinafter referred to as a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus, in any Authorized Sales Materials or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. We shall reimburse the Soliciting Dealer Indemnified Parties for any reasonable legal or other expenses reasonably incurred by the Soliciting Dealer Indemnified Parties, in connection with investigating or defending any loss, claim, damage, liability or action.

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(b)	You shall indemnify and hold harmless us, the Company and our respective officers, directors, employees and agents (the “Company Indemnified Parties”, and together with the Soliciting Dealer Indemnified Parties, the “Indemnified Parties”) from and against any losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any breach of this Agreement by you or (ii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact necessary to make any statements, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made by you, or your authorized agents or representatives, in connection with the offer and sale of Shares, and was not based on any untrue statement or alleged untrue statement or omission or alleged omission made by any Company Indemnified Party to you, your authorized agents or representatives, on which you or your affiliates, officers, directors, employees and agents duly relied. You shall reimburse the Company Indemnified Parties for any reasonable legal or other expenses reasonably incurred by the Company Indemnified Parties, in connection with investigating or defending any loss, claim, damage, liability or action.

(c)	Promptly after receipt by an Indemnified Party of notice of the commencement of any action for which indemnification is provided under subsection (a) or (b) above, the Indemnified Party shall, if a claim in respect thereof is to be made hereunder against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; provided, that the failure of the Indemnified Party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any Indemnified Party under that subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by that failure. In case any action is brought against any Indemnified Party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to that indemnified party.

(d)

An Indemnified Party additionally may elect to employ its own legal counsel, but if it elects to do so the indemnifying party shall not be liable to that indemnified party for any legal expenses of any other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. If, however, the Indemnified Party reasonably concludes that there may be defenses available to it that are different from or additional to those available to the indemnifying party, then the

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indemnifying party shall not have the right to retain counsel of its choice and the reasonable legal and other expenses incurred by the Indemnified Party shall be borne by the indemnifying party.

(e)	Each Indemnified Party receiving reimbursement of reasonable legal and other expenses undertakes to repay the funds advanced by the indemnifying party, in cases in which the Indemnified Party is thereafter found not to be entitled to indemnification hereunder.

(f)	If the indemnification provided for in this Section 8 is unavailable to any Indemnified Party under paragraphs (a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages or expenses (i) in the proportion as is appropriate to reflect the relative benefit of the Company or us on the one hand, and you on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above but also the relative faults of the Company or us on the one hand, and you on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and us on the one hand, and you on the other, shall be deemed to be in the same proportion as the total net proceeds from the sales of the Shares by the Company and its affiliates (after deducting any amounts payable to you) bear to the total discounts, commissions and other compensation retained by you. The relative fault of the Company or us, and you on the other hand, shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact was made, directly or indirectly, by the Company or us or any of our affiliates on the one hand, or you on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

9.	Termination of Agreement. This Agreement, except for the provisions of Section 5 and Section 8 hereof, may be terminated at any time by either party hereto by two days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Section 5 and Section 8 hereof, each of which shall terminate seven (7) years from the date hereof.

10.	Company as Party to Agreement. The Company shall be a third party beneficiary to your representations, warranties, covenants and agreements contained in Section 8. The Company shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is a third party beneficiary.

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11.	Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager, to:	Inland Securities Corporation 2901 Butterfield Road Oak Brook, IL 60523
	Attention: Telephone: Facsimile:	Suzanne L. Bond, CCO (630) 218-8000 (630) 574-4439

with copies to:	The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, IL 60523
	Attention: Telephone: Facsimile:	Cathleen M. Hrtanek (630) 368-2257 (630) 218-4900

If to the Soliciting Dealer, to:

12.	Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

13.	Not a Separate Entity. Nothing herein contained shall constitute you, Inland Securities Corporation, the other Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

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If the foregoing is in accordance with your understanding and agreement, please sign and return the attached duplicate of this Agreement. Your indicated acceptance thereof shall constitute a binding agreement between you and us.

Very truly yours,

INLAND SECURITIES CORPORATION

By:	Suzanne L. Bond
Title:	SVP, Chief Compliance Officer

Date:

We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement. We hereby represent that we will comply with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws including the rules and regulations thereunder. We confirm that we are a member in good standing of FINRA and represent that we will comply with the rules and regulations promulgated by FINRA.

By:
	Authorized Signature	Please print Name and Title

Dated:

Name of Soliciting Dealer:

CRD Number:

Federal Employer Identification Number:

Exhibit A

SCHEDULE 1

TO

SOLICITING DEALER AGREEMENT

WITH

INLAND SECURITIES CORPORATION

NAME OF ISSUER: INLAND RESIDENTIAL PROPERTIES TRUST, INC.

NAME OF SOLICITING DEALER:
SCHEDULE 1 TO AGREEMENT DATED:

Check each applicable box below:

☐	Check this box if electing to sell Class A Shares.

Specify additional instructions regarding the authorization of salespersons to sell Class A Shares (if any):

☐	Check this box if electing to sell Class T Shares.

Specify additional instructions regarding the authorization of salespersons to sell Class T Shares (if any):

☐	Check this box if electing to sell Class T-3 Shares.

Specify additional instructions regarding the authorization of salespersons to sell Class T-3 Shares (if any):

Except as otherwise specifically stated herein, capitalized terms used in this Schedule not otherwise defined herein shall have the meanings given them in the Soliciting Dealer Agreement (as amended, the “Agreement”) between the Soliciting Dealer and the Dealer Manager of which this Schedule is a part.

Distribution and Stockholder Servicing Fee Limit (applicable ONLY if the Soliciting Dealer sells Class T-3 Shares)

The following reflects the limit on distribution and stockholder servicing fees on Class T-3 Shares as agreed upon between the Dealer Manager and the Soliciting Dealer in connection with sales of Class T-3 Shares by the Soliciting Dealer, excluding Shares issued under the DRP or as stock dividends, if any.

With respect to item (iv) in Section 4(a)(ii)(B) of the Agreement, the distribution and stockholder servicing fees for the Class T-3 Shares in the account will cease at the end of the month in which the underwriting compensation paid in the Primary Offering on the Class T-3 Shares plus the distribution and stockholder servicing fee paid with respect to the Class T-3 Shares held by a stockholder within his or her particular account equals:

☐	8.5% of the gross offering price of those Class T-3 Shares; or

☐	____% of the gross offering price of those Class T-3 Shares. This lower limit must be in effect at the time Class T-3 Shares are first issued to an account and may not be subsequently modified with respect to the same account.

Notwithstanding anything to the contrary contained in this Schedule, the Soliciting Dealer affirms that any distribution and stockholder servicing fee earned by the Soliciting Dealer shall be payable to the Soliciting Dealer by the Dealer Manager solely from the proceeds of the distribution and stockholder servicing fee paid to the Dealer Manager by the Company for the sale of its Class T-3 Shares, and will not be paid until any and all distribution and stockholder servicing fees payable by the Company to the Dealer Manager have been received by the Dealer Manager.

Exhibit B

INLAND SECURITIES CORPORATION

FORM OF AMENDMENT TO SOLICITING DEALER AGREEMENT

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

INITIAL PUBLIC OFFERING

Due Diligence Contact

Broker Dealer

Address

City/State/Zip

Dear                             :

We have previously entered into a Dealer Manager Agreement with Inland Residential Properties Trust, Inc., a Maryland corporation (the “Company”), dated February 17, 2015, as amended by the Amended and Restated Dealer Manager Agreement on June 1, 2015, the Second Amended and Restated Dealer Manager Agreement on September 8, 2015 and the First Amendment to Second Amended and Restated Dealer Manager Agreement on November 7, 2016 (collectively, the “Initial Dealer Manager Agreement”), and we have previously executed a Soliciting Dealer Agreement with you substantially in the form attached to the Initial Dealer Manager Agreement.

The Company has determined that it will commence offering shares of Class T-3 common stock (“Class T-3 Shares”) in the Offering, effective [●], 2016, and therefore has reallocated the shares offered in the Offering to reflect that the Company is offering (i) on a “reasonable best efforts” basis up to $1 billion of shares of common stock in the primary offering (the “Primary Offering”), to the public, in any combination of Class A Shares ($25.00 per share), Class T Shares ($23.95 per share) and Class T-3 Shares ($24.14 per share) (individually the “Class A Shares,” the “Class T Shares” and the “Class T-3 Shares,” and collectively, the “Shares”); and (ii) up to $190 million in shares at a purchase price of $23.75 per Class A Share, $22.81 per Class T Share and $22.81 per Class T-3 Share, in any combination, for issuance through the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Offering”). Therefore, we and the Company further amended the Initial Dealer Manager Agreement by entering into a Third Amended and Restated Dealer Manager Agreement, effective as of [●], 2016 (as amended, the “Dealer Manager Agreement”), to reflect the Company’s offering of Class T-3 Shares, among other changes.

We desire to execute an amendment to the Soliciting Dealer Agreement with you (this “Amendment”) to reflect the changes made to the Dealer Manager Agreement.

1. The first introductory paragraph of the Soliciting Dealer Agreement is hereby deleted in its entirety and replaced with the following:

We have entered into an agreement (as amended, the “Dealer Manager Agreement”) with Inland Residential Properties Trust, Inc., a Maryland corporation (the “Company”), under which we have agreed to use our reasonable best efforts to solicit subscriptions for shares of the Company’s common stock, par value $0.001 per share. The Company is offering upon the terms and conditions set forth in the Prospectus (as defined below) (i) on a “reasonable best efforts” basis up to $1 billion of shares of common stock in the primary offering (the “Primary Offering”), to the public, in any combination of Class A Shares ($25.00 per share), Class T Shares ($23.95 per share) and Class T-3 Shares ($24.14 per share) (individually the “Class A Shares,” the “Class T Shares” and the “Class T-3 Shares,” and collectively, the “Shares”); and (ii) up to $190 million in shares at a purchase price of $23.75 per Class A Share, $22.81 per Class T Share and $22.81 per Class T-3 Share, in any combination, for issuance through the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Offering”). Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as Appendix C-1A or Appendix C-1B, as applicable, to the Prospectus (as may be amended by the Company from time to time, the “Subscription Agreement”), and will, upon acceptance of the subscription by the Company, become a stockholder of the Company (individually a “Stockholder,” and collectively, the “Stockholders”). The Company reserves the right to reallocate the Shares offered between the DRP and the Primary Offering and among classes of common stock. Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus.

2. The “check the box” under Section 4 of the Soliciting Dealer Agreement is hereby deleted in its entirety.

3. The following is added after the first sentence in Section 4(a)(i) of the Soliciting Dealer Agreement.

In addition, subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 4, the Dealer Manager shall, subject to federal and state securities laws, reallow to the Soliciting Dealer who sold the Class T-3 Shares selling commissions in an amount equal to three percent (3%) of the selling price of each Class T-3 Share for which a sale is completed from the Class T-3 Shares offered in the Primary Offering (“Class T-3

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Selling Commissions”). The term “Selling Commissions,” as used herein, refers collectively to Class A Selling Commissions, including any discounted commissions, Class T Selling Commissions and Class T-3 Selling Commissions.

4. The fifth sentence in Section 4(a)(ii) of the Soliciting Dealer Agreement is hereby replaced with the following, and Section 4(a)(ii) is renumbered as Section 4(a)(ii)(A):

The Dealer Manager will cease reallowing the distribution and stockholder servicing fee with respect to Class T Shares held in any particular account on the earliest to occur of the following: (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or

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into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the Primary Offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the Primary Offering is equal to 10% of the gross proceeds of the Primary Offering; and (iv) the end of the month in which the underwriting compensation paid in the Primary Offering on the Class T Shares plus the distribution and stockholder servicing fee paid with respect to the Class T Shares held by a stockholder within his or her particular account equals 10% of the gross offering price of those Class T Shares.

5. The following is added as Section 4(a)(ii)(B) of the Soliciting Dealer Agreement:

(B)

Distribution and Stockholder Servicing Fee (Class T-3 Shares). Subject to the limitations described herein, the Dealer Manager will reallow a distribution and stockholder servicing fee, which will be payable monthly in arrears, in an annual amount equal to one percent (1.0%) of the offering price of the Class T-3 Shares sold in the Primary Offering (or, if the Company has published a per share estimated value of the Class T-3 Shares, the then current estimated value of the Class T-3 Shares) to the Soliciting Dealer who sold the Class T-3 Shares giving rise to the distribution and stockholder servicing fee. Neither the Company nor the Dealer Manager will pay or reallow a distribution and stockholder servicing fee for sales of Shares sold pursuant to the DRP or Shares distributed by the Company as stock dividends, if any. Notwithstanding the foregoing, if the Dealer Manager is notified that the Soliciting Dealer who sold the Class T-3 Shares is no longer the broker-dealer of record with respect to the applicable Class T-3 Shares, then the Soliciting Dealer shall no longer be entitled to the distribution and stockholder servicing fee, and the Soliciting Dealer shall not receive the distribution and stockholder servicing fees for any portion of the month in which the Soliciting Dealer is not the broker-dealer of record on the last day of the month; provided, however, if the change in the broker-dealer of record with respect to the Class T-3 Shares is made in connection with a change in the registration of record for the Class T-3 Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Soliciting Dealer shall be entitled to a pro rata portion of the distribution and stockholder servicing fees related to the Class T-3 Shares for the portion of the month for which the Soliciting Dealer was the broker-dealer of record. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager will cease reallowing the distribution and stockholder servicing fee with respect to Class T-3 Shares held in any particular account on the earliest to occur of the following: (i) a listing of the Class A Shares on a national

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securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the Primary Offering plus the distribution and stockholder servicing fee paid on all Class T-3 Shares sold in the Primary Offering is equal to 10% of the gross proceeds of the Primary Offering; and (iv) the end of the month in which the underwriting compensation paid in the Primary Offering on the Class T-3 Shares plus the distribution and stockholder servicing fee paid with respect to the Class T-3 Shares held by a stockholder within his or her particular account equals 8.5% (or a lower limit, provided that, in the case of a lower limit, the lower limit is set forth in Schedule 1 to this Agreement and the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the gross offering price of those Class T-3 Shares. Any distribution and stockholder servicing fee earned by you shall be payable to you by us solely from the proceeds of the distribution and stockholder servicing fee paid to us by the Company for the sale of its Class T-3 Shares, and will not be paid until any and all distribution and stockholder servicing fees payable by the Company to us have been received by us.

6. The following is added after the first sentence in Section 4(a)(iii) of the Soliciting Dealer Agreement.

In addition, subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 4, as compensation for acting as the dealer manager, the Company will pay the Dealer Manager, a dealer manager fee in an amount equal to two and one-half percent (2.5%) of the selling price of each Class T-3 Share for which a sale is completed from the Class T-3 Shares offered in the Primary Offering (the “Class T-3 Dealer Manager Fee”). The term “Dealer Manager Fee,” as used herein, refers collectively to Class A Dealer Manager Fee. Class T Dealer Manager Fee and Class T-3 Dealer Manager Fee.

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7. Sections 4(c)(ii) through 4(c)(iv) are renumbered as Sections 4(c)(iii) through 4(c)(v), and the following is added as Section 4(c)(ii) of the Soliciting Dealer Agreement:

(ii)	The Dealer Manager may, at its sole discretion, enter into an agreement with the Soliciting Dealer permitting the Soliciting Dealer to aggregate subscriptions of individuals and related accounts, or subscriptions received through an aggregating registered representative or investment adviser, as part of a combined order for the purpose of offering investors reduced aggregate Selling Commissions. The Soliciting Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 4. Qualifying purchasers or aggregating registered representatives or investment advisers must notify the Dealer Manager in writing of their eligibility for volume discounts or their intention of reaching the required eligibility over time prior to purchase. For aggregated subscriptions, any reduction in the Selling Commissions would be prorated among the separate subscribers.

8. Schedule 1 to this Amendment is hereby added as Schedule 1 to the Soliciting Dealer Agreement.

9. Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Soliciting Dealer Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

10. Counterparts. The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding and agreement, please sign and return the attached duplicate of this Amendment. Your indicated acceptance thereof shall constitute a binding agreement between you and us.

Very truly yours,

INLAND SECURITIES CORPORATION

By:	Suzanne L. Bond
Title:	SVP, Chief Compliance Officer

Date:

We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the Soliciting Dealer Agreement, as amended by this Amendment. We hereby represent that we will comply with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws including the rules and regulations thereunder. We confirm that we are a member in good standing of FINRA and represent that we will comply with the rules and regulations promulgated by FINRA.

By:
	Authorized Signature	Please print Name and Title

Dated:

Name of Soliciting Dealer:

CRD Number:

Federal Employer Identification Number:

AMENDMENT TO SOLICITING DEALER AGREEMENT

INLAND RESIDENTIAL PROPERTIES TRUST, INC. INITIAL PUBLIC OFFERING

SCHEDULE 1

TO

SOLICITING DEALER AGREEMENT

WITH

INLAND SECURITIES CORPORATION

NAME OF ISSUER: INLAND RESIDENTIAL PROPERTIES TRUST, INC.

NAME OF SOLICITING DEALER:

SCHEDULE 1 TO AGREEMENT DATED:

Check each applicable box below:

☐	Check this box if electing to sell Class A Shares.

Specify additional instructions regarding the authorization of salespersons to sell Class A Shares (if any):

☐	Check this box if electing to sell Class T Shares.

Specify additional instructions regarding the authorization of salespersons to sell Class T Shares (if any):

☐	Check this box if electing to sell Class T-3 Shares.

Specify additional instructions regarding the authorization of salespersons to sell Class T-3 Shares (if any):

Except as otherwise specifically stated herein, capitalized terms used in this Schedule not otherwise defined herein shall have the meanings given them in the Soliciting Dealer Agreement (as amended, the “Agreement”) between the Soliciting Dealer and the Dealer Manager of which this Schedule is a part.

Distribution and Stockholder Servicing Fee Limit (applicable ONLY if the Soliciting Dealer sells Class T-3 Shares)

The following reflects the limit on distribution and stockholder servicing fees on Class T-3 Shares as agreed upon between the Dealer Manager and the Soliciting Dealer in connection with sales of Class T-3 Shares by the Soliciting Dealer, excluding Shares issued under the DRP or as stock dividends, if any.

With respect to item (iv) in Section 4(a)(ii)(B) of the Agreement, the distribution and stockholder servicing fees for the Class T-3 Shares in the account will cease at the end of the month in which the underwriting compensation paid in the Primary Offering on the Class T-3 Shares plus the distribution and stockholder servicing fee paid with respect to the Class T-3 Shares held by a stockholder within his or her particular account equals:

☐	8.5% of the gross offering price of those Class T-3 Shares; or

☐	____% of the gross offering price of those Class T-3 Shares. This lower limit must be in effect at the time Class T-3 Shares are first issued to an account and may not be subsequently modified with respect to the same account.

Notwithstanding anything to the contrary contained in this Schedule, the Soliciting Dealer affirms that any distribution and stockholder servicing fee earned by the Soliciting Dealer shall be payable to the Soliciting Dealer by the Dealer Manager solely from the proceeds of the distribution and stockholder servicing fee paid to the Dealer Manager by the Company for the sale of its Class T-3 Shares, and will not be paid until any and all distribution and stockholder servicing fees payable by the Company to the Dealer Manager have been received by the Dealer Manager.